UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

BG MEDICINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2013

To Our Stockholders:

You are cordially invited to attend the 2013 annual meeting of stockholders of BG Medicine, Inc. to be held at 12:00 p.m. ET on June 12, 2013 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111.

Details regarding the meeting, the business to be conducted at the meeting, and information about BG Medicine, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, two persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013 and to approve the compensation of our named executive officers, as disclosed in this proxy statement. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet or by telephone. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of BG Medicine, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Eric Bouvier

President and Chief Executive Officer

BG Medicine, Inc. | 610 Lincoln Street North | Waltham, MA 02451

Tel (781) 890-1199 | Fax (781) 895-1119

www.BG-medicine.com

BG MEDICINE, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

April 23, 2013

TIME:    12:00 p.m.

DATE:    June 12, 2013

PLACE:    Offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111

PURPOSES:

1.	To elect two directors to serve three-year terms expiring in 2016;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you are the record owner of BG Medicine, Inc. common stock at the close of business on May 2, 2013. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 610 Lincoln Street North, Waltham, Massachusetts 02451.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Charles H. Abdalian, Jr.

Executive Vice President, Chief Financial Officer

and Treasurer

i

BG MEDICINE, INC.

610 Lincoln Street North

Waltham, Massachusetts 02451

www.bg-medicine.com

PROXY STATEMENT FOR THE BG MEDICINE, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2013

This proxy statement, along with the accompanying notice of 2013 annual meeting of stockholders, contains information about the 2013 annual meeting of stockholders of BG Medicine, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 12:00 p.m., Eastern Time, on June 12, 2013, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111.

In this proxy statement, we refer to BG Medicine, Inc. as “BG Medicine, Inc.,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about May 10, 2013, we will send this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2013 annual report, which includes our financial statements for the fiscal year ended December 31, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JUNE 12, 2013

This proxy statement and our 2013 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 12-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2012, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.bg-medicine.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, 610 Lincoln Street North, Waltham, Massachusetts 02451. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of BG Medicine, Inc. is soliciting your proxy to vote at the 2013 annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on June 12, 2013, at 12:00 p.m. Eastern Time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 because you owned shares of BG Medicine, Inc. common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about May 10, 2013.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on May 2, 2013 are entitled to vote at the annual meeting. On this record date, we expect there will be approximately 27,578,276 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available until 11:59 p.m., Eastern Time, on June 11, 2013.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013; and

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying BG Medicine, Inc.’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•

by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not, in and of itself, revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2013, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

We are pleased to invite you to attend our 2013 annual meeting. The annual meeting will be held at 12:00 p.m. on June 12, 2013 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. When you arrive at Mintz Levin, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Investor Communications Solutions, Inc., by calling their toll free number, 1-800-690-6903.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of BG Medicine, Inc.’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another BG Medicine, Inc. stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your BG Medicine, Inc. shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-800-962-4284 or writing them at 250 Royal Street Canton, MA 02021.

•

If a broker or other nominee holds your BG Medicine, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Future Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by going to www.computershare.com, accessing your account information and following the instructions provided or by following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2013 by:

•	each existing stockholder we know to beneficially own five percent or more of our common stock, which we call our principal stockholders;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2013, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 27,578,276 shares of common stock outstanding on April 1, 2013.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Beneficial owner(1)	Number of shares beneficially owned	Percentage of shares beneficially owned
Principal Stockholders
Entities affiliated with Flagship Ventures(2)	8,700,657	31.0%
General Electric Pension Trust(3)	1,517,197	5.5
Gilde Europe Food & Agribusiness Fund, B.V.(4)	1,967,621	7.0
Legg Mason Capital Management LLC(5)	2,296,609	8.3

Directors
Noubar Afeyan, Ph.D.(6)	8,704,862	31.0
Harrison M. Bains(7)	36,614		*
Stéphane Bancel(8)	291,011	1.0
Eric Bouvier, Pharm.D(9)	236,772		*
Timothy Harris, Ph.D., D.Sc.(10)	36,614		*
Stelios Papadopoulos, Ph.D.(11)	1,191,918	4.3
Brian Posner(12)	28,410		*

Named Executive Officers
Pieter Muntendam, M.D(13)	—	—
Charles H. Abdalian, Jr.	—	—
Michael W. Rogers(14)	—	—
Neal Gordon, Ph.D.(15)	—	—
Anastasia Rader(16)	140,341		*
Aram Adourian, Ph.D.(17)	177,380		*
All current directors and executive officers as a group (10 persons)(18)	10,843,922	35.7%

*	Less than 1%
(1)	Except as set forth below, the address of all directors, executive officers and stockholders is c/o BG Medicine, Inc., 610 Lincoln Street North, Waltham, Massachusetts 02451.
(2)	Consists of 2,434,800 shares and warrants to purchase 51,240 shares of common stock that are currently exercisable held by NewcoGen Group LLC (“NewcoGen Group”); 651,560 shares and warrants to purchase 54,555 shares of common stock that are currently exercisable held by NewcoGen Equity Investors LLC (“NewcoGen Equity”); 92,294 shares and warrants to purchase 6,532 shares of common stock that are currently exercisable held by NewcoGen-Long Reign Holding LLC (“NewcoGen-Long Reign”); 92,126 shares and warrants to purchase 6,479 shares of common stock that are currently exercisable held by ST NewcoGen LLC(“ST NewcoGen,” and together with NewcoGen Group, NewcoGen Equity, and NewcoGen-Long Reign, the “NewcoGen Funds”); 215,013 shares and warrants to purchase 22,547 shares of common stock that are currently exercisable held by AGTC Advisors Fund, L.P. (“AGTC”); 2,851,447 shares and warrants to purchase 373,122 shares of common stock that are currently exercisable held by Applied Genomic Technology Capital Fund, L.P. (“AGTC Fund,” and together with AGTC, the “AGTC Funds”); 4,232 shares held by OneLiberty Advisors Fund 2000 L.P. (“OneLiberty Advisors”); 80,424 shares held by OneLiberty Ventures 2000 L.P. (“OneLiberty Ventures,” and together with OneLiberty Advisors, the “OneLiberty Funds”); and 1,764,286 shares held by Flagship Ventures Fund 2007, L.P. (“Flagship 2007”). NewcoGen Group, Inc., the manager of each of the NewcoGen Funds, Flagship Ventures Management, Inc., of which NewcoGen Group, Inc. is a wholly-owned subsidiary, and Noubar B. Afeyan, Ph.D, one of our directors and Edwin M. Kania, Jr., who are directors of Flagship Ventures Management, Inc., may be deemed to share the right to direct the voting and dispositive control over the securities held by the NewcoGen Funds. AGTC Partners, L.P., the general partner of each of the AGTC Funds, NewcoGen Group, Inc., the general partner of AGTC Partners, L.P., Flagship Ventures Management, Inc., of which NewcoGen Group, Inc. is a wholly-owned subsidiary, and Dr. Afeyan and Mr. Kania, who are directors of Flagship Ventures Management, Inc., may be deemed to share the right to direct the voting and dispositive control over the securities held by the AGTC Funds. In addition, as managing members of OneLiberty Partners 2000, LLC, which is the general partner of each of the OneLiberty Funds and as managers of Flagship Ventures 2007 General Partner, LLC, which is the general partner of Flagship 2007, Dr. Afeyan and Mr. Kania share voting and dispositive control over the shares beneficially owned by the OneLiberty Funds and Flagship 2007. Each of the reporting persons listed above expressly disclaims beneficial ownership of the securities of the Company owned by all other reporting persons except to the extent of its or his pecuniary interest therein. The address for all of the Flagship entities is One Memorial Drive, 7th Floor, Cambridge, Massachusetts 02140.
(3)	Based on Schedule 13G/A filed jointly by General Electric Company, a New York corporation (“GE”), GE Asset Management Incorporated, a Delaware corporation and a wholly owned subsidiary of GE (“GEAM”) and the Trustees of General Electric Pension Trust, a New York common law trust (“GEPT”), on February 13, 2013, reporting the amount of securities beneficially owned as of December 31, 2012. Consists of 1,465,276 shares of common stock and warrants to purchase 51,921 shares of common stock that are currently exercisable. GEPT is an employee benefit plan trust for the benefit of the employees and retirees of GE and its subsidiaries. GEAM is a registered investment adviser and acts as Investment Manager for GEPT. GEAM may be deemed to beneficially share ownership of the shares owned by GEPT, but has no pecuniary interest in such shares. GE expressly disclaims beneficial ownership of all shares owned by GEPT. GEPT’s and GEAM’s address is 1600 Summer Street, Stamford, Connecticut 06904. GE’s address is 3135 Easton Turnpike, Fairfield, Connecticut 06828.
(4)

Based on Schedule 13G filed jointly by Gilde Europe Food & Agribusiness Fund B.V., Gilde Agribusiness Management B.V., Gilde Healthcare Holding B.V. and Gilde Europe Food & Agribusiness Partners II C.V. on February 14, 2012 and Form 4 jointly filed by Pieter van der Meer, Gilde Europe Food & Agribusiness Fund B.V., Gilde Agribusiness Management B.V., Gilde Healthcare Holding B.V., Edwin de Graaf, Marc Olivier Perret and Gilde Europe Food & Agribusiness Partners II C.V. on,April 19, 2012. Consists of 1,635,432 shares and warrants to purchase 332,189 shares of common stock that are currently exercisable. The manager of the stockholder is Gilde Agribusiness Management B.V., which is indirectly owned by three managing partners, Pieter van der Meer, Edwin de Graaf and Marc Olivier Perret, through a holding entity, Gilde Healthcare Holding B.V. Gilde Healthcare Holding B.V. is owned in equal thirds by the three managing partners. Gilde Europe Food & Agribusiness Partners II C.V. has a 20% carried interest in the stockholder. Pieter van der Meer, Edwin de Graaf and Marc Olivier Perret together have a controlling interest in Gilde Europe Food & Agribusiness Partners II C.V. Accordingly, Pieter van der Meer, Edwin de

Graaf and Marc Olivier Perret may be deemed to share voting and investment power with respect to the shares. The stockholder’s address is Newtonlaan 91, P.O. Box 85067, 3508 Utrecht, AB, the Netherlands.
(5)	Based on Schedule 13G filed jointly by Legg Mason Capital Management LLC, LMM LLC and Legg Mason Capital Management Special Investment Trust, Inc. (“Special Investment Trust”) on February 11, 2013, reporting the amount of securities beneficially owned as of January 31, 2012, Legg Mason Capital Management LLC beneficially owns 1,612,373 shares of common stock and LMM LLC beneficially owns 684,236 shares of common stock. Both of these beneficial owners have shared voting and investment power with respect to these shares. The interest of the Special Investment Trust, an investment company registered under the Investment Company Act of 1940 and managed by Legg Mason Capital Management LLC, amounted to 1,603,856 shares of common stock. The Special Investment Trust has shared voting and investment power with respect to these shares. Legg Mason Capital Management LLC’s address is 100 International Drive, Baltimore, Maryland 21202.
(6)	Reflects securities beneficially owned by entities affiliated with Flagship Ventures as set forth in footnote 2. Dr. Afeyan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. Also consists of options to purchase 4,205 shares of common stock which are exercisable within 60 days following April 1, 2013.
(7)	Consists of options to purchase shares of common stock which are exercisable within 60 days following April 1, 2013.
(8)	Consists of 123,167 shares of common stock and options to purchase 167,844 shares of common stock which are exercisable within 60 days following April 1, 2013.
(9)	Consists of 10,000 shares of common stock and options to purchase 226,772 shares of common stock which are exercisable within 60 days following April 1, 2013.
(10)	Consists of options to purchase shares of common stock which are exercisable within 60 days following April 1, 2013.
(11)	Consists of 1,187,713 shares of common stock and options to purchase 4,205 shares of common stock which are exercisable within 60 days following April 1, 2013.
(12)	Consists of 20,000 shares of common stock and options to purchase 8,410 shares of common stock which are exercisable within 60 days following April 1, 2013.
(13)	Dr. Muntendam is our former President and Chief Executive Officer.
(14)	Mr. Rogers is our former Executive Vice President, Chief Financial Officer and Treasurer.
(15)	Dr. Gordon is our former Senior Vice President, Biomarker Discovery.
(16)	Consists of 12,701 shares of common stock and options to purchase 127,640 shares of common stock which are exercisable within 60 days following April 1, 2013.
(17)	Consists of 28,036 shares of common stock and options to purchase 149,344 shares of common stock which are exercisable within 60 days following April 1, 2013.
(18)	See footnotes 6 through 12, 16 and 17.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

Our restated certificate of incorporation and restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) Noubar Afeyan, Ph.D., Stelios Papadopoulos, Ph.D., and Harrison M. Bains constitute a class (Class I) with a term ending at our annual meeting of stockholders to be held in 2015; (2) Timothy Harris, Ph.D., D.Sc. and Brian S. Posner constitute a class (Class II) with a term which expires at our 2013 annual meeting of stockholders; and (3) Stéphane Bancel and Eric Bouvier constitute a class (Class III) with a term ending at our annual meeting of stockholders to be held in 2014. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that each class will consist of approximately one-third of the directors.

On March 14, 2013, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Timothy Harris, Ph.D., D.Sc. and Brian S. Posner for election at the annual meeting for a term of three years to serve until the 2016 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors for election at the 2013 annual meeting of stockholders and directors whose terms do not expire this year, their ages as of April 1, 2013, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.

Name	Age	Position
Noubar Afeyan, Ph.D.(2)(3)	50	Director
Harrison M. Bains(1)	69	Director
Stéphane Bancel	40	Executive Chairman of the Board
Eric Bouvier, Pharm.D.	52	President, Chief Executive Officer and Director
Timothy Harris, Ph.D., D.Sc.(1)	62	Director
Stelios Papadopoulos, Ph.D.(2)(3)	64	Director
Brian Posner(1)(2)(3)	51	Director

(1)	Member of our Audit Committee. Mr. Bains is the chairman of the committee.
(2)	Member of our Compensation Committee. Dr. Afeyan is the chairman of the committee.
(3)	Member of our Nominating and Governance Committee. Dr. Papadopoulos is the chairman of the committee.

Noubar Afeyan, Ph.D.,. is founder and has served on our Board of Directors since our inception in 2000. He has served as Managing Partner and Chief Executive Officer of Flagship Ventures, an early stage venture capital firm, since he co-founded the firm in 2000. Prior to founding Flagship Ventures in 2000, Dr. Afeyan participated in co-founding and helping launch the following ventures: PerSeptive Biosystems, ChemGenics Pharmaceuticals, EXACT Sciences, Agenus, Color Kinetics and Celera Genomics. Dr. Afeyan was Chief Executive Officer of PerSeptive Biosystems during its five years as a public company and until its merger with Perkin Elmer Corporation. During the past five years, Dr. Afeyan has served on the board of directors of Helicos BioSciences. Additionally, he currently serves as a director of the following private companies: Affinnova, Inc., Aero Designs, BIND Therapeutics, Inc., Eleven Biotherapeutics, Ensemble Therapeutics, Joule Unlimited, Inc., LS9, Inc.,

Moderna Therapeutics and Pronutria. He earned his Ph.D. in biochemical engineering from the Massachusetts Institute of Technology (MIT) following a B.S. in chemical engineering from McGill University. Dr. Afeyan has authored numerous scientific publications and patents and is currently a Senior Lecturer at MIT in the Sloan School of Management. Our Board of Directors concluded that Dr. Afeyan should serve as a director as of the date of this filing because he is a technologist, entrepreneur and venture capitalist who has extensive experience founding, building, leading, investing in and growing life science companies. Dr. Afeyan has extensive experience taking companies public and evaluating and engaging corporate combination transactions. In addition, our Board of Directors values his experience serving on many private and public company boards, as well as several advisory boards, and his familiarity with a full range of corporate and governance matters.

Harrison M. Bains has served on our Board of Directors since June 2007. Since Mr. Bains retired in 2004, he has served on various boards of directors or trustees, as set forth below. From 1988 and until his retirement in 2004, Mr. Bains served in multiple roles at Bristol Myers Squibb Company, including Vice President, Treasurer and acting Chief Financial Officer. Mr. Bains’ career also includes serving as Senior Vice President of the Primary Industries Group at Chase Manhattan Bank in 1987 and 1988 and 11 years with RJR Nabisco and two of its predecessor companies as Senior Vice President and Treasurer. He currently serves as the chair of the audit committee and previously served as the chair of the Mercer Funds, Inc. an investment company registered under the Investment Company Act of 1940, as amended, and is on the board of Bank of America Funds. He has served as a member of the board of trustees of the University of Redlands since October 1989, the Park Avenue Armory since October 2007, the Civil War Trust since September 2007 and Summer Search since November 2007. Mr. Bains earned an M.B.A. from the University of California, Berkeley and a B.A. in economics from the University of Redlands. He also completed the Advanced Management Program at Harvard Business School. Our Board of Directors concluded that Mr. Bains should serve as a director as of the date of this filing because Mr. Bains has extensive experience in corporate finance, accounting, governance and strategic planning for life science companies, informed most recently by his 16 years with global biopharmaceutical company, Bristol Myers Squibb.

Stéphane Bancel is the Executive Chairman of our Board of Directors and has served on our Board of Directors since January 2010. Mr. Bancel currently serves as Chief Executive Officer of Moderna Therapeutics. Prior to joining Moderna Therapeutics, Mr. Bancel served as Chief Executive Officer of bioMérieux, a leader in the field of in vitro diagnostics for clinical and industrial applications, since January 2007, and prior to that, served as Vice President of Strategy from July 2006 to December 2006. From 2000 to 2006, Mr. Bancel worked for Eli Lilly and Company in the United States, Great Britain and Belgium, where he successively held the positions of Managing Director, Executive Director for Global Manufacturing Strategy, Global Supply Chain and U.S. Distribution, and Supply Chain Manager. From 1995 to 1998, Mr. Bancel worked with bioMérieux in Japan, where he managed the industrial microbiology business for the Asia-Pacific region. During the past five years, Mr. Bancel has served on the board of directors of Targanta Therapeutics Corp. and he currently serves on the board of directors of Moderna Therapeutics and Knome, Inc. Mr. Bancel is a graduate of the Ecole Centrale Paris Engineering School. He holds an M.S. in biochemical engineering from the University of Minnesota and an M.B.A. from Harvard Business School. Our Board of Directors concluded that Mr. Bancel should serve as a director as of the date of this filing because of Mr. Bancel’s experience in the diagnostics industry, managing international commercial organizations and in strategic planning. The Board values his experience serving on other private and public company boards.

Eric Bouvier, Pharm.D., our President, Chief Executive Officer and Director (see biography in the section below titled “Management and Corporate Governance — Executive Officers”).

Timothy Harris, Ph.D., D.Sc., has served on our Board of Directors since April 2007. Since June 2011, Dr. Harris has served as the Senior Vice President of Translational Medicine at Biogen Idec. Dr. Harris has served as the Director of the Advanced Technology Program at SAIC Frederick since 2007 and Chief Technology Officer for SAIC Frederick since 2008. Prior to holding these positions, he served as the President and Chief Executive Officer of Novasite Pharmaceuticals Inc. from January 2005 to September 2006. Prior to that, he served as Chief Executive Officer for Structural GenomiX, Inc. (now part of Eli Lilly), a drug discovery and development company focused on innovative cancer therapeutics from 2003 to 2004 and as its President and Chief Executive Officer from 1999 to 2003. Dr. Harris started his career in biotechnology in 1981 as a group leader in Molecular Biology at Celltech Group (now UBC Pharma) and from 1989 to 1993 was Director of Biotechnology at Glaxo Group Research in the U.K. From 1993 until 1999, Dr. Harris was Chief Scientific Officer and Vice President of Research and Development at Sequana Therapeutics Inc. in San Diego, which became Axys Pharmaceuticals, Inc. in 1998 and was subsequently acquired by Celera Genomics. During the past five years, Dr. Harris has served on the board of directors of Dendreon Corp. and he currently serves on the boards of directors of Origen Therapeutics, Inc. and Gyrasol Technologies and is Chairman of the Scientific Advisory Board of Bionomics Inc. in Australia. Dr. Harris received his Ph.D. in molecular virology from the University of Birmingham, U.K. Our Board of Directors concluded that Dr. Harris should serve as a director as of the date of this filing because he has extensive experience managing and serving on the boards of directors of life science companies. In addition, he brings valuable management, scientific and technological expertise to us, as well as extensive knowledge of commercial operations.

Stelios Papadopoulos, Ph.D., has served on our Board of Directors since 2003. Since 2000, he has served as Chairman of Fondation Sante, a private charitable foundation whose mission is to improve the health and education of those in need, whether countries, regions or individuals. Dr. Papadopoulos served as Vice Chairman of Cowen and Company, LLC from 2003 until 2006 and as Managing Director from 2000 until 2003. While at Cowen and Company, LLC, he worked as an investment banker focused on the biotech and pharmaceutical sectors. Prior to joining Cowen and Company, LLC, he worked as an investment banker at PaineWebber, Incorporated, from 1987 to 2000, where he was Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology from 1996 to 2000. Dr. Papadopoulos is a co-founder and Chairman of the Board of Exelixis, Inc. Dr. Papadopoulos currently serves on the board of directors of Biogen Idec Inc., Regulus Therapeutics, Inc. and Joule Unlimited, Inc. and during the past five years, he also served on the board of directors of GenVec, Inc., SGX Pharmaceuticals, Inc., Anadys Pharmaceuticals, Inc. (until it was acquired by Roche in 2011), and Cellzome, Inc. (until it was acquired by GlaxoSmithKline in 2012). He is also a member of the board of visitors of Duke University School of Medicine and the board of directors of the National Marrow Donor Program. Dr. Papadopoulos holds a Ph.D. in biophysics and an M.B.A. in finance, both from New York University. Our Board of Directors concluded that Dr. Papadopoulos should serve as a director as of the date of this filing because of his valuable corporate finance expertise and his deep scientific knowledge and familiarity with public and private life science companies. Having been a member of the compensation, audit and governance committees of public company boards, Dr. Papadopoulos is also familiar with a broad range of corporate and board functions. Dr. Papadopoulos brings a wealth of experience in founding, building and investing in life science companies.

Brian Posner has served on our Board of Directors since February 2012. Since May 2008, Mr. Posner has been a private investor and has served as the President of Point Rider Group LLC, a consulting and advisory services firm. He served as Chief Executive Officer, President and co-Chief Investment Officer of ClearBridge Advisors LLC, an asset management company based in New York and a wholly owned subsidiary of Legg Mason Inc. from December 2005 until March 2008. Prior to joining ClearBridge, Mr. Posner co-founded Hygrove Partners LLC, a hedge fund, in 2000 and served as the Managing Partner for five years. He served as a Portfolio Manager and an Analyst at Fidelity Investments from 1987 to 1996 and, from 1997 to 1999, he was co-Chief Investment Officer, Director of Research and Portfolio Manager at Warburg Pincus Asset Management/Credit Suisse Asset Management. During the past five years, Mr. Posner has served on the board of directors of Anadys Pharmaceuticals, Inc. and as a trustee of the RiverPark Funds, and he currently serves on the board of directors of Biogen Idec Inc. and Arch Capital Group Ltd. and is a trustee of the AQR Funds. Mr. Posner holds an undergraduate degree in history from Northwestern University and an M.B.A. in finance from the University of Chicago Booth School Of Business. Our Board of Directors concluded that Mr. Posner should serve as a director as of the date of this filing because his sound business judgment, professional investor’s perspective and vast Wall Street experience will further enhance our Board’s collective expertise. The Board values Mr. Posner’s substantial experience as a leading institutional investment manager and advisor, who brings over 20 years of professional asset management experience during which he was widely recognized for his value approach to investing.

Committees of the Board of Directors and Meetings

Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee. All of our committee charters are posted on our website at www.bg-medicine.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 610 Lincoln Street North, Waltham, Massachusetts 02451.

Meeting Attendance. During the fiscal year ended 2012 there were six meetings of our Board of Directors, and the various committees of the board met a total of nine times. No director attended fewer than 75% of the total number of meetings of the board and of committees of the board on which he served during fiscal 2012. The board has adopted a policy under which each member of the board is strongly encouraged but not required to attend each annual meeting of our stockholders.

Audit Committee. Our audit committee is comprised of Mr. Bains (chairman), Dr. Harris and Mr. Posner. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market LLC, or NASDAQ. Our Board of Directors has determined that Mr. Bains is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. Please also see the Report of the Audit Committee set forth elsewhere in this proxy statement. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter. Our audit committee is authorized, among other things, to:

•	approve and retain the independent auditors to conduct the annual audit of our financial statements;

•	review the proposed scope and results of the audit;

•	review and pre-approve audit and non-audit fees and services;

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting matters; and

•	oversee internal audit functions, if any.

Compensation Committee. Our compensation committee is currently comprised of Dr. Afeyan (chairman), Dr. Papadopoulos and Mr. Posner. All members of the compensation committee qualify as independent under the current definition promulgated by NASDAQ. At times when not all members of our compensation committee qualify as “non-employee directors” for purposes of Section 16 of the Exchange Act, our Board of Directors, rather than our compensation committee, retains the authority to approve equity awards being granted to our directors and executive officers. Please also see the Report of the Compensation Committee set forth elsewhere in this proxy statement. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter. Our compensation committee is authorized, among other things, to:

•	review and recommend the compensation arrangements for management;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

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retain, obtain advice from, and directly oversee, compensation advisors, as necessary or helpful to inform compensation arrangements for management, and evaluate potential conflicts of interests in connection therewith;

•	administer our stock incentive and purchase plans; and

•	oversee the evaluation of management.

Nominating and Governance Committee. Our nominating and governance committee is comprised of Dr. Papadopoulos (chairman), Dr. Afeyan and Mr. Posner. All members of the nominating and governance committee qualify as independent under the current definition promulgated by NASDAQ. Our nominating and governance committee’s role and responsibilities are set forth in the nominating and governance committee’s written charter. Our nominating and governance committee is authorized, among other things, to:

•	identify and nominate candidates for election to the Board of Directors;

•	evaluate the specific experience, qualifications, attributes and skills of each director relative to the Company’s needs for its Board of Directors;

•	develop and recommend to the Board of Directors a set of corporate governance principles applicable to our company; and

•	lead the Board of Directors in its annual review of the Board of Directors’ performance.

Our nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, our nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. For each annual meeting, our nominating and governance committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the nominating and governance committee, care of our Corporate Secretary at 610 Lincoln Street North, Waltham, Massachusetts 02451, and must be received by the deadlines set forth in this proxy statement under the heading “Stockholder Proposals and Nominations for Director”. The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

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if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act;

•	a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding BG Medicine; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board of Directors and to the governance of BG Medicine and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of BG Medicine. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the nominating and governance committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of BG Medicine for its stockholders;

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candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of BG Medicine;

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candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•	candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to us; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

In addition, the nominating and governance committee will also take into account the extent to which the candidate would fill a present need on the Board of Directors, including the extent to which a candidate meets the independence and experience standards promulgated by the Securities and Exchange Commission and by NASDAQ.

Compensation Committee Interlocks and Insider Participation.

No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves as a member of our Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Director Compensation

In June 2010, our Board of Directors adopted a Non-Employee Director Compensation Policy that became effective on February 9, 2011, the date we completed our initial public offering. The policy is designed to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our directors are fairly compensated. Directors who are also our employees, such as our Chief Executive Officer, will not receive additional compensation for their services as directors.

Under the policy, upon initial election or appointment to the Board of Directors, new non-employee directors receive a non-qualified stock option to purchase 8,410 shares of our common stock at an exercise price equal to the fair market value on the date of grant that vests one year from the date of grant. Each year of a non-employee director’s tenure, the director will receive a non-qualified stock option to purchase 4,205 shares of our common stock at an exercise price equal to the fair market value on the date of grant that vests one year from the date of grant. The options become fully vested and exercisable upon a change of control.

In addition, each non-employee director will be paid an annual retainer of $20,000, or $40,000 in the case of the chairperson, for their services. Committee members will receive additional annual retainers as follows:

Committee	Chairman	Member
Audit Committee	$10,000	$3,000
Compensation Committee	5,000	3,000
Nominating and Governance Committee	5,000	3,000

All members of our Board of Directors are eligible to receive full reimbursement of reasonable out-of-pocket expenses incurred for their attendance of our board meetings.

The following table sets forth a summary of the compensation earned by our directors in 2012, other than Mr. Bouvier, who is also our Chief Executive Officer, and Dr. Muntendam, who is our former Chief Executive Officer, and/or paid to certain of our directors in 2012, pursuant to certain agreements we have with them:

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)
Stéphane Bancel (Executive Chairman)(2)	$150,000	$18,941	$168,941
Noubar Afeyan, Ph.D.(3)	34,250	33,016	67,266
Harrison M. Bains(4)	38,250	33,016	71,266
Timothy Harris, Ph.d., D.Sc.(5)	30,000	33,016	63,016
Stelios Papadopoulos, Ph.D.(6)	34,500	33,016	67,516
Brian S. Posner(7)	31,582	41,586	73,168

(1)	The value of each of the option awards was computed in accordance with ASC Topic 718 without consideration of forfeitures. Valuation assumptions are described in the notes to financial statements in our Annual Report on Form 10-K, which was filed on March 18, 2013. The incentive stock options generally have a 10-year term and the non-qualified stock options generally have an eight-year term and, in the aggregate, vest with respect to one-fourth of the shares of our common stock on the first anniversary of the grant date and quarterly thereafter until the fourth anniversary of the grant date as described under “— Grants of Plan-Based Awards Table” and “— Outstanding Equity Awards at Fiscal Year-End.”
(2)	As of December 31, 2012, the last day of our fiscal year, Mr. Bancel held options to purchase 272,005 shares of our common stock, of which 124,558 were vested.
(3)	As of December 31, 2012, the last day of our fiscal year, Dr. Afeyan held options to purchase 8,410 shares of our common stock, of which 4,205 were vested.
(4)	As of December 31, 2012, the last day of our fiscal year, Mr. Bains held options to purchase 49,229 shares of our common stock, of which 33,614 were vested.
(5)	As of December 31, 2012, the last day of our fiscal year, Dr. Harris held options to purchase 49,229 shares of our common stock, of which 33,614 were vested.
(6)	As of December 31, 2012, the last day of our fiscal year, Dr. Papadopoulos held options to purchase 8,410 shares of our common stock, of which 4,205 were vested.
(7)	As of December 31, 2012, the last day of our fiscal year, Mr. Posner held options to purchase 8,410 shares of our common stock, none of which were vested.

Agreement with Our Executive Chairman

Effective as of July 25, 2011, our Board of Directors appointed Stéphane Bancel as the Company’s Executive Chairman. Stéphane Bancel’s arrangement with the Company as its Executive Chairman is a part-time, at-will commitment with no set term. In connection with the commencement of his duties as Executive Chairman, on July 25, 2011, Mr. Bancel was granted an option to purchase 235,390 shares of the Company’s common stock, at an exercise price of $8.11, which was the closing stock price on the date of grant. One-third of the shares subject to the option vested on the first anniversary of his appointment and the remaining two-thirds will vest quarterly in equal amounts for the following eight quarters. The vesting for Mr. Bancel’s option will accelerate by nine months in the event of the closing of a transaction resulting in a change in control of the Company. In addition, Mr. Bancel receives cash compensation of $150,000 per year for his participation in this role, which payments commenced on January 1, 2012, and he is eligible to earn an annual bonus of up to $50,000 per year based on performance criteria set by, and evaluated in the discretion of, our Board of Directors.

Board Leadership Structure

Our current board leadership structure separates the positions of Chief Executive Officer and Executive Chairman, although we do not have a corporate policy requiring that structure. The board believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer is primarily responsible for our operations and commercial strategy, while our Executive Chairman is primarily focused on matters pertaining to our strategic direction and corporate governance, including management oversight. While the board believes that this is the most appropriate structure for the Company at this time, the board retains the authority to change the board structure, including the possibility of combining the Chief Executive Officer and Executive Chairman positions, if it deems such a change to be appropriate in the future.

Board Role in Risk Oversight

The board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The board carries out this oversight role through several levels of review. The board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts. Each of the board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the audit committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee assists the Board of Directors in its oversight of the evaluation and management of risks related to our compensation policies and practices. The nominating and governance committee oversees the Company’s director independence and corporate governance policies. While each committee has specific responsibilities for oversight of risk, the board is regularly informed by each committee about such risks. In this manner the board is able to coordinate its risk oversight.

Diversity

Our nominating and governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees for director. However, the nominating and governance committee will consider issues of diversity among the members of the Board of Directors in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and experience on the Board of Directors and its committees.

Stockholder Communications to the Board

Our Board of Directors encourages open, frank and candid communications with our stockholders to the extent permissible under our internal policies and applicable laws and regulations. Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Senior Vice President, Executive Operations and Human Resources, is primarily responsible for monitoring communications from stockholders. All security holder communications meeting the requirements listed below and addressed to the board will be forwarded to the Executive Chairman of the board for consideration of the board at its next meeting.

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 434-0204. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Board of Directors at Attn: Security Holder Communication, Board of Directors, BG Medicine, Inc., 610 Lincoln Street North, Waltham, MA 02451. Communications should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of the securities of the Company that the person holds;

•	any special interest, meaning an interest not in the capacity as a shareholder of the Company, that the person has in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The following types of communications are not appropriate for delivery to directors under these procedures:

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communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally;

•	communications that advocate the Company’s engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

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communications that have no rational relevance to the business or operations of the Company (it being understood, however, that issues of social concern arising by reason of the business and operations of the Company are not intended to be excluded under this criterion).

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers and their respective ages and positions as of April 1, 2013 are as follows:

Name	Age	Position
Eric Bouvier, Pharm.D.	52	President, Chief Executive Officer and Director
Charles H. Abdalian, Jr.	62	Executive Vice President, Chief Financial Officer and Treasurer
Anastasia Rader	51	Senior Vice President, Executive Operations and Human Resources
Aram Adourian, Ph.D.	43	Senior Vice President, Chief Scientific Officer

The biographies of our executive officers appear below.

Eric Bouvier, Pharm.D., joined us as President and Chief Executive Officer in January 2012. He is a healthcare and diagnostics executive with extensive operational experience. Prior to joining BG Medicine and since May 2011, Mr. Bouvier served as President of Leica Microsystems, a Danaher company. From October 2002 through April 2011, he held positions of increasing responsibility with bioMerieux, S.A., a global in vitro diagnostic leader, including as Corporate Vice President and Deputy CEO, responsible for the Immunoassay Business Unit and Global Human Resources. Prior to that, he was the President and CEO of bioMerieux Inc., the company’s U.S. subsidiary, and prior held various marketing, sales management and sales positions with bioMerieux and other companies. Mr. Bouvier holds a Pharm.D. from Lyon University, France and an MBA from Ecole Management De Lyon. The board concluded that Mr. Bouvier should serve as a director as of the date of this filing because he is our President and Chief Executive Officer and has extensive international, commercial, general management and cardiovascular diagnostics experience, which makes him a strong leader to transform BG Medicine from an R&D-focused company into a robust commercial organization. In addition, the board values Mr. Bouvier’s leadership skills and success in running bioMerieux, Inc. (US) and, more recently, as the head of the bioMerieux Immunoassay Business Unit.

Charles H. Abdalian, Jr. joined us as Executive Vice President, Chief Financial Officer and Treasurer in October 2012. Prior to joining BG Medicine and since January 2012, Mr. Abdalian most recently held the position of Vice President and Chief Financial Officer of Knome, Inc., a bioinformatics company providing human genome interpretation software and services to international bio/pharmaceutical companies, leading academic institutions and molecular diagnostics labs. Prior to Knome, from August 2009 to December 2010, Mr. Abdalian was Senior Vice President and Chief Financial Officer of Molecular Insight Pharmaceuticals, a publicly traded radiopharmaceuticals company. After Mr. Abdalian left the company, Molecular Insight Pharmaceuticals filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2010 and emerged from bankruptcy in May 2011. From March 2004 to March 2008, Mr. Abdalian was Senior Vice President and Chief Financial Officer of Coley Pharmaceutical Group, Inc., a publicly traded biopharmaceutical company. Prior to Coley, Mr. Abdalian served as chief financial officer of a number of public and private life sciences companies. Mr. Abdalian began his professional career at Coopers & Lybrand, where he earned his CPA and was elevated to Audit Partner. He received his B.S. degree in Business Administration from Norwich University and earned his M.B.A. from the Wharton School of the University of Pennsylvania.

Anastasia Rader joined us in January 2004 as our Vice President, Human Resources and was appointed as our Senior Vice President, Executive Operations and Human Resources in January 2010. Prior to joining us and since 1999, Ms. Rader was a Vice President at Flagship Ventures and Vice President, Human Resources, of NewcoGen. During her tenure with Flagship, Ms. Rader consulted with numerous portfolio companies on human resources operational issues. Prior to joining Flagship, Ms. Rader was Corporate Director of Worldwide Employment and Staffing for Applera Corporation (now Life Technologies) following the merger of Perkin Elmer and PerSeptive Biosystems in 1998. Ms. Rader was responsible for all human resources functions at PerSeptive from 1992 to 1998. During this period, she oversaw the hiring of 600 global employees and the implementation of core human resources processes and programs as well as equity and compensation structures to accommodate the company’s growth. Ms. Rader was also a key member of corporate due diligence teams for a number of PerSeptive acquisitions and was instrumental in the integration and assimilation process for the merger of Perkin Elmer and PerSeptive Biosystems in 1998. Ms. Rader holds a B.S. from Babson College.

Aram Adourian, Ph.D., joined us in August 2000 as Director, Advanced Technologies, and served in such position until June 2002. From June 2002 until October 2003, Dr. Adourian worked as our Senior Director, Technology Assessment. In October 2003, Dr. Adourian was promoted to Vice President, Computational Sciences and served in such position until January 2007, when he was designated a general Vice President and served in such position until January 2009. In January 2009, Dr. Adourian was appointed as our Vice President, Scientific Affairs. In October 2012, Dr. Adourian was appointed as our Senior Vice President, Chief Scientific Officer. Prior to joining us, Dr. Adourian worked at the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology. While at MIT, Dr. Adourian served as Project Manager for Bioinformatics specializing in the development of novel systems and approaches for biomolecular sequencing, analysis and modeling. Dr. Adourian earned his Ph.D. at Harvard University in Statistical Physics, where he was a recipient of the Rudenberg Research Prize, and received his undergraduate degree in Physics from Cornell University.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis, or CD&A, explains BG Medicine’s executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables following this discussion in accordance with SEC rules:

Name	Position
Eric Bouvier, Pharm.D.	President and Chief Executive Officer
Pieter Muntendam, M.D.(1)	Former President and Chief Executive Officer
Charles H. Abdalian, Jr.	Executive Vice President, Chief Financial Officer and Treasurer
Michael W. Rogers(2)	Former Executive Vice President, Chief Financial Officer and Treasurer
Anastasia Rader(3)	Senior Vice President, Executive Operations and Human Resources
Aram Adourian, Ph.D.(4)	Senior Vice President, Chief Scientific Officer
Neal F. Gordon, Ph.D.(5)	Former Senior Vice President, Biomarker Discovery

(1)	Effective January 9, 2012, Dr. Muntendam resigned as our President and Chief Executive Officer and became our Executive Vice President, Chief Medical Officer. Effective June 11, 2012, Dr. Muntendam resigned from the Company.
(2)	Effective October 17, 2012, Mr. Rogers was separated from the Company.
(3)	Effective January 7, 2013, Ms. Rader entered into an agreement with the Company whereby her status became part time.
(4)	Effective October 17, 2012, Dr. Adourian received a promotion to Senior Vice President, Chief Scientific Officer.
(5)	Effective December 31, 2012, Dr. Gordon was separated from the Company, and effective January 1, 2013, Dr. Gordon entered into a consulting agreement with the Company.

The compensation of our executive officers for 2012 is based on and reflective of the performance of the Company and the individual executives. It is also consistent with our compensation objectives — to focus our officers on the achievement of key business objectives and to align their interests with those of our stockholders. Our Board of Directors determined that the Company partially achieved our 2012 corporate goals, highlighted by:

•	The substantial increase in the awareness of galectin-3 testing among heart failure specialists, cardiologists and primary care providers;

•	The submission of a 510(k) premarket notification to the FDA in order to obtain regulatory clearance to market the CardioSCORE test in the United States;

•

The validation, or registration, study of CardioSCORE, which demonstrated that CardioSCORE has the potential to offer a significant improvement over conventional risk factor-based diagnostics to measure heart attack and stroke risk; and

•	The strengthening of our balance sheet resulting in nearly $24 million of cash and cash equivalents at December 31, 2012.

In February 2013, the compensation committee determined that no salary increases or bonuses would be paid to the named executive officers. In addition to the specific corporate and individual goals established in the 2012 annual bonus plan, the compensation committee also considered holistic business performance and total shareholder return in its decision-making process. In addition, in February 2013, the compensation committee determined that, while the named executive officers were responsible for the achievement of certain of the 2012 corporate and individual performance goals, no bonuses would be paid with respect to fiscal 2012 performance, in light of the Company’s overall 2012 results, a continued focus on conserving cash for commercial operations and the Company’s stock price.

General Objectives

The primary objectives of the compensation committee of our Board of Directors with respect to executive compensation are to attract and retain the best possible executive talent, to motivate our executive officers to enhance our growth and profitability and increase stockholder value and to reward superior performance and contributions to the achievement of corporate objectives. The focus is to tie short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals and to align executives’ incentives with stockholder value creation. To achieve these objectives, the compensation committee has developed and maintains a compensation plan that ties a substantial portion of our executives’ overall compensation to our research, clinical, regulatory, financial and operational performance. Because we believe that the performance of every employee is important to our success, we are mindful of the effect our executive compensation and incentive program has on all of our employees.

Determining and Setting Executive Compensation

The compensation committee of our Board of Directors, pursuant to its charter, has the responsibility of formulating, evaluating and approving the compensation of our directors and named executive officers, and assisting the full Board of Directors in establishing and administering appropriate incentive compensation and equity-based plans. The compensation committee, with the input of management, develops our compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology industry. Specifically, we use composite survey data obtained from the Radford Global Life Sciences Executive Survey, or Radford Report, prepared by Radford, an Aon Hewitt company, or Radford, and occasionally other reports to benchmark base salaries. We believe that these composite data provide us with appropriate compensation benchmarks because the companies included in the composite data are in our industry and have similar organizational structures and stages of development, and accordingly, tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the composite compensation data in the Radford Report, which is based on both proxy and survey reporting. In addition, our compensation committee periodically engages third-party compensation consultants to analyze our existing compensation policies and recommend changes to those policies based on current market data and compensation trends in our industry. The compensation committee engaged Radford as a compensation consultant again in 2012. The compensation committee evaluates the competitive nature of our various forms of compensation, including salary and benefits as well as equity-based compensation, relative to other life sciences companies.

The compensation committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the 50th percentile of the companies in our industry of similar size to us represented in the compensation data we review.

In deciding to perform the benchmarking at this stage in our development, our compensation committee acknowledges that benchmarking is not an ideal measure in isolation for setting executive compensation. However, it believes that benchmarking can be an important tool in the decision-making process, in light of the executive compensation program’s primary objective to attract, retain and motivate executive talent in a competitive marketplace.

We have worked within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for people with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within our company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

The terms of the compensation for our President and Chief Executive Officer and our other named executive officers as of December 31, 2012 are derived from our employment arrangements with them and from annual performance reviews conducted by the compensation committee in the case of our President and Chief Executive Officer, and by our President and Chief Executive Officer and the compensation committee in the case of our other named executive officers. The employment arrangements provide, among other things, the named executive officer’s initial annual base salary, annual bonus target and initial stock option grant. Following the execution of these employment arrangements, the compensation paid to each executive is subject to adjustment based on our annual performance evaluation process. Annual base salary increases and annual bonus awards, if any, for our President and Chief Executive Officer are determined by the compensation committee. Our President and Chief Executive Officer recommends annual base salary increases and the amount of annual bonus awards, if any, for our other named executive officers, which are reviewed, considered, potentially modified and ultimately approved by the compensation committee. Additionally, our compensation committee typically awards, on an annual basis, long-term incentive compensation in the form of stock options. In February 2013, the compensation committee determined that, while the named executive officers were responsible for the achievement of certain of the 2012 corporate and individual performance goals, no bonuses or salary increases would be paid with respect to 2012 performance, in light of the Company’s overall 2012 results, a continued focus on conserving cash for commercial operations and the Company’s stock price.

Our annual performance evaluation process is described below. The details of our employment arrangements with our named executive officers are described in the section below titled “— Employment Arrangements With Our Named Executive Officers.”

Compensation Components

The compensation program for our named executive officers consists principally of base salary, annual cash incentive compensation, long-term compensation in the form of stock options and severance and change of control benefits.

Base Salary

Base salaries for our named executive officers are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for similar executives at the time of hire. We believe that executive base salaries should generally target the 50th percentile of the range of salaries for executives in similar positions and with similar responsibilities in the biotechnology companies of similar size to us represented in the compensation data we review. A named executive officer’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our performance management evaluation process and may be increased for merit reasons, based on the named executive officer’s success in meeting or exceeding individual performance goals and an assessment of whether corporate goals were achieved. We also assess whether there are any significant differences in how a person is compensated compared to industry benchmarks by utilizing data from the Radford Report to benchmark the biotechnology industry. If through this assessment we determine that an employee’s compensation is below a certain benchmark level, we may recommend a market adjustment. Additionally, we review base salaries and make adjustments as warranted for changes in the scope of a named executive officer’s role or responsibilities and any internal inequities we identify.

Annual Bonus

The compensation committee designs the annual incentive component of our compensation program. We provide this opportunity as a way to attract and retain highly skilled and experienced executives and to motivate them to achieve annual corporate and individual goals. Our practice has been to provide all employees with the opportunity to earn an annual bonus up to a certain percentage of their annual base salaries, which may be comprised of cash, stock options or a combination of cash and stock options. An executive’s target bonus is generally set as a percentage of base salary to reward strong performance and retain employees in a competitive labor market. As described in more detail below under “— Establishment of Company and Individual Goals and Annual Performance Evaluations,” bonuses are based on the achievement of corporate goals, including research, development, financial and operational milestones, as well as the achievement of individual goals.

Our named executive officers have bonus targets ranging from 35% to 50% of their base salaries. In determining bonus awards for each of our named executive officers, the compensation committee weighs the achievement of corporate goals and the achievement of individual goals. The amount of a named executive officer’s bonus compensation typically increases in relation to such named executive officer’s responsibilities and their ability to influence the Company’s achievement of its corporate goals. The compensation committee believes that making a significant portion of a named executive officer’s bonus contingent on corporate performance more closely aligns the named executive officer’s interests with those of our stockholders. The target bonus percentages are based on competitive practices for each comparable position in the survey data reviewed. This practice is designed to enable us to attract senior level employees and to offer an additional compensation opportunity in the form of variable pay. Annual bonuses granted to our named executive officers, including our President and Chief Executive Officer, are primarily tied to the achievement of the corporate goals and, to a lesser extent, by individual goals. For each executive, we refer to the composite of heavily-weighted corporate goals and lesser-weighted individual goals generally as his or her performance goals. After determining the percentage achievement by the Company of its corporate goals, the compensation committee considers each executive’s progress toward the Company’s achievement of its goals. Decisions regarding our Chief Executive Officer’s annual bonus award are based predominantly on the Company’s level of achievement of its corporate goals. Decisions regarding annual bonus awards for each of our other executive officers are based on his or her contributions toward the achievement of the corporate goals for the given year as well as the level of achievement of individual goals developed at the beginning of the year in support of these corporate goals, as adjusted to reflect changes in key assumptions or external factors impacting the business. No specific numerical weightings or ratings are applied to achievement of the individual goals; rather the executive’s performance is evaluated as a whole.

Long-Term Incentives

We believe that long-term performance will be enhanced through stock and equity awards that reward our executives for maximizing stockholder value over time and that align the interests of our executives and management with those of our stockholders. The compensation committee believes that the use of options and stock awards offers the best approach to achieving our compensation goals because equity ownership ties a significant portion of an executive’s compensation to the performance of the Company’s stock price allowing the executives to share in the future value created for shareholders. We have historically elected to use stock options as the primary long-term equity incentive vehicle and we expect to continue this trend for the foreseeable future.

Stock Options. Stock options are awarded based on various factors, including the responsibilities of the individual named executive officer, his or her past performance, anticipated future contributions, prior option grants (including the vesting schedule of such prior grants) and the executive’s total cash compensation. We have used and expect to continue to use stock options as a long-term incentive vehicle because we believe that:

•	stock options and the vesting period of stock options attract and retain executives;

•	stock options are inherently performance-based because stock options enhance the executives’ incentive to increase our stock price and maximize stockholder value; and

•

stock options help to provide a balance to the overall executive compensation program, as base salary and our annual performance bonus program focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term, as we generally grant stock options that vest over a four-year period.

Generally, the compensation committee awards stock options to our named executive officers and other employees on an annual basis. Stock options typically vest over four years and have an exercise price equal to the closing price of our common stock as quoted on NASDAQ on the date of grant.

Initial Stock Option Awards. We typically make an initial award of stock options to new executive officers in connection with the commencement of their employment. These grants generally have an exercise price equal to the fair market value of our common stock on the grant date and a vesting schedule of 25% on the first anniversary of the date of hire and the remainder at 6.25% per quarter thereafter. The initial stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time and to maintain competitive levels of total compensation. The size of the initial stock option award is determined based on numerous factors, including the executive’s skills and experience, the executive’s responsibilities with us, internal equity and an analysis of the practices of companies in the life sciences industry similar in size to us.

Other Compensation

We maintain benefits that are provided to all employees, including medical, dental and life insurance coverage and a 401(k) plan. In addition, we may assist with certain expenses associated with an executive joining our company. We believe that these forms of compensation create additional incentives for an executive to join our company in a position where there is high market demand and competition for the talent.

Termination-Based Change of Control Compensation

Upon termination of employment under certain circumstances, our named executive officers are entitled to receive varying types of compensation. Elements of this compensation may include severance payments based upon a number of months of base salary, acceleration of vesting of equity, continued health insurance coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity awards, including the severance package for our President and Chief Executive Officer, are comparable to those offered to executives of other similar companies based upon the market information we have reviewed. We also have granted severance and acceleration of vesting of equity benefits to our executives in the event of a change of control if the executive is terminated within a certain period of time following the change of control. Although a limited amount of stock options held by our named executive officers accelerates solely upon a change of control, we believe this “double trigger” requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control. Under this structure, unvested equity awards would continue to incentivize our executives to remain with us after a change of control, and therefore, we believe the “double trigger” approach is preferable to a “single trigger” acceleration mechanism contingent only upon a change of control. The specifics of each named executive officer’s arrangements are described in further detail below under “— Potential Payments Upon Termination or Change of Control.”

Relationship of Elements of Compensation

Our compensation structure is primarily comprised of base salary, annual performance bonus and stock options. In setting executive compensation, the compensation committee considers the aggregate compensation payable to a named executive officer and the form of the compensation. The compensation committee seeks to achieve an appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

The compensation committee manages the expected impact of salary increases and performance bonuses by requiring that the size of any salary increases and bonuses be tied to the achievement of corporate and individual goals. For example, the amount of each executive’s bonus is determined primarily with respect to the Company’s achievement of its corporate goals and secondarily with respect to the individual’s achievement of their individual performance goals.

The compensation committee views the award of stock options as a primary long-term retention benefit. The compensation committee has made the award of stock options a significant component of total compensation and also ties the earning of these awards to long-term vesting schedules, generally four years. If an employee leaves the Company before the completion of the vesting period, then that employee would not receive any benefit from the non-vested portion of his award. We believe that this feature makes it more attractive to remain with us and these arrangements do not require substantial cash payments by us.

The compensation committee reviews from time to time the mix of the compensation elements for named executive officers against comparable companies in our industry. The size and mix of each element in a compensation package is based on the impact of the position on the Company, market practice and overall corporate and individual performance relative to stated corporate goals. The level of incentive compensation typically increases in relation to a named executive officer’s responsibilities and their ability to influence the Company’s achievement of its corporate goals. The compensation committee believes that making a significant portion of a named executive officer’s compensation contingent on corporate performance more closely aligns the named executive officer’s interests with those of our stockholders.

The compensation committee may decide, as appropriate, to modify the mix of base salary and annual and long-term incentives to best fit a named executive officer’s specific circumstances or if required by competitive market conditions for attracting and retaining skilled personnel. For example, the compensation committee may make the decision to award more cash and not award stock options. The compensation committee may also decide to award additional stock options to a named executive officer if the total number of stock option grants received during an individual’s employment with us does not adequately reflect the executive’s current position. We believe that this discretion and flexibility allows the compensation committee to better achieve our compensation objectives.

Compensation Consultant

Our compensation committee has the authority to directly retain, as well as to terminate or replace at any time, the services of independent consultants and other experts to assist it in fulfilling its responsibilities. During 2012, the compensation committee retained Radford to review and provide recommendations concerning all elements of the Company’s executive compensation program. Radford performs services solely on behalf of the compensation committee and has no relationship with the Company or management except as it may relate to performing such services. Radford receives no compensation from us other than the compensation it receives for the advice it provides to the compensation committee. In addition, Radford assists the compensation committee in defining the Company’s peer group for comparisons of executive and director compensation and practices and in benchmarking our executive compensation program against the peer group. The compensation committee has assessed the independence of Radford in light of these factors and in accordance with SEC rules and the corporate governance rules of the NASDAQ and concluded that no conflict of interest exists that would prevent Radford from independently representing the compensation committee.

During 2012, our compensation consultant provided the compensation committee with:

•	peer group and market survey benchmarking data;

•	comprehensive reviews of our executive compensation programs, reflecting all components of executive compensation;

•	a competitive review of the compensation of our named executive officers, including advice on the design and structure of our equity incentive compensation program;

•	an analysis of our share usage under our equity incentive plan in comparison to companies in the 2012 peer group based on data from SEC filings; and

•	recommendations regarding the structure of our broad-based equity compensation program.

In preparing its compensation analyses, our compensation consultant analyzed compensation data from the companies included in our peer group, as well as published compensation surveys of diagnostic and medical equipment companies with a primary focus on comparable companies with annual revenues of less than $50 million and market capitalizations of less than $250 million.

The following is a list of the companies in our peer group, which we refer to as the 2012 peer group: Complete Genomics, Exact Sciences, Fluidigm, GenMark Diagnostics, Nanosphere, Navidea Biopharma, NeoGenomics, Pacific Biosciences of California, Response Genetics, SeraCare Life Sciences, Strategic Diagnostics, TearLab, Transgenomic, Vermillion and VirtualScopics.

The 2012 peer group was developed by the compensation consultant, with management input, and was reviewed with, modified, and ultimately approved by, the compensation committee on October 17, 2012. The compensation consultant’s recommendations with respect to base salary, bonus and equity incentive compensation were based on a combination of the broader survey information and available published data for the companies in the 2012 peer group.

Establishment of Corporate and Individual Goals and Annual Performance Evaluations

Corporate Goals

Our Board of Directors establishes our corporate goals at the beginning of each year and these goals are used to assess corporate performance for the year. The key strategic, corporate, financial and operational goals that may be identified by our compensation committee include:

•	clinical diagnostic development;

•	commercialization of our diagnostic product candidates; and

•	implementation of appropriate financing or business development strategies.

Our corporate goals for 2012 were as follows:

•

achieve galectin-3 awareness goals of 90% for heart failure specialists, 90% for cardiologists, 50% for primary care providers and 80% for lab managers, launch automated platform in Europe, achieve CPT Code and expand marketing and enroll new labs in U.S. and Europe;

•	launch CardioSCORE in Europe, run additional clinical utility studies and increase publications;

•	achieve 2012 fiscal year end target cash balance; and

•	achieve revenue target for galectin-3.

Individual Goals

At the beginning of each year, individual goals for our named executive officers, other than our President and Chief Executive Officer, whose goals mirror the corporate goals, are established by our President and Chief Executive Officer. These goals are considered and performance is evaluated against them when the compensation committee determines annual bonuses. Factors are identified and specified that will be used to measure success in reaching each goal. Individual goals are established based on the executive’s principal areas of responsibility. For example, our scientific executives will have measurable goals established for areas such as key research or scientific milestones.

The performance of our named executive officers in 2012 was evaluated against the 2012 individual goals listed below:

Eric Bouvier, Pharm.D., President and Chief Executive Officer — individual goals mirrored the Company’s 2012 corporate goals.

Pieter Muntendam, M.D., Former President and Chief Executive Officer — Dr. Muntendam was not eligible to receive a bonus in 2012 because he resigned prior to the end of the fiscal year.

Charles H. Abdalian, Jr., Executive Vice President, Chief Financial Officer and Treasurer — develop and implement public company compliance and reporting systems; develop and implement investor relations strategy and programs; implement plan to meet internal control requirements under SEC rules and regulations; adhere to audit committee governance, compliance and deliverables; and institute a formal process by which all transactions are reviewed and approved. He was not eligible to receive a bonus for 2012 because his employment began in October 2012.

Michael W. Rogers, Former Executive Vice President and Chief Financial Officer — Mr. Rogers was not eligible to receive a bonus in 2012 because he separated from the Company prior to the end of the fiscal year.

Anastasia Rader, Senior Vice President, Executive Operations and Human Resources — complete recruitment initiatives, including EU and commercial expansion; implement and oversee adherence to policies and procedures relating to corporate governance, compliance matters and related requirements; lead health and welfare program changes; provide on-boarding support for new executives; and provide functional support to internal departments in support of corporate objectives.

Aram Adourian, Ph.D., Senior Vice President, Chief Scientific Officer — complete manuscript submissions for galectin-3 and CardioSCORE; prepare pre-IDE clinical validation strategy and execute data analyses for acute HF and pre-HF indications for galectin-3; support current patent portfolio and its expansion; and provide scientific leadership and meet program delivery requirements to advance progress toward obtaining 510(k) clearance from the FDA for CardioSCORE.

Neal F. Gordon, Ph.D., Former Senior Vice President, Biomarker Discovery — oversee the development of automated galectin-3 assays by our commercial partners; complete CardioSCORE analytical performance studies; enhance the Company’s cardiovascular pipeline; run additional clinical utilities studies related to CardioSCORE; and expand applications for galectin-3 measurement and initiate pre-clinical discovery study to identify additional markers. Dr. Gordon was not eligible to receive a bonus in 2012 because he was separated from the Company in connection with our strategic reorganization of our research and development department prior to the end of the fiscal year.

Evaluations

After the completion of each fiscal year, we evaluate individual and corporate performance against stated goals for the year. Consistent with our overall compensation philosophy, each executive undergoes an annual performance evaluation. This evaluation leads to a recommendation for annual salary increases, bonuses and equity awards, if any, which are then reviewed, considered, potentially modified and ultimately approved by our compensation committee. The performance of our named executive officers is generally assessed by our President and Chief Executive Officer. In the case of our President and Chief Executive Officer, his performance is assessed primarily by the compensation committee, with input from our full Board of Directors. Our compensation committee evaluates the named executive officers’ and our overall corporate performance relative to the stated goals. The compensation committee determined that no salary increases or bonuses would be awarded with respect to fiscal 2012 performance.

2012 Compensation of Named Executive Officers

Base Salaries Paid in 2012

In February 2012, the compensation committee used composite compensation data from the Radford Report to evaluate the compensation of our named executive officers. Based on this evaluation, the annual base salaries for our named executive officers were set by the compensation committee at $400,000 for Mr. Bouvier, $319,300 for Dr. Muntendam, $309,000 for Mr. Rogers, $257,500 for Dr. Gordon, $242,050 for Ms. Rader and $250,000 for Dr. Adourian based on the following data from the Radford Report:

•

for the Chief Medical Officer position, a base salary of $316,700 was at the 25th percentile, a base salary of $337,900 was at the 50th percentile and a base salary of $357,100 was at the 75th percentile;

•

for the Chief Financial Officer position, a base salary of $251,600 was at the 25th percentile, a base salary of $298,600 was at the 50th percentile and a base salary of $310,200 was at the 75th percentile;

•

for positions comparable to the Senior Vice President, Biomarker Discovery, a base salary of $287,100 was at the 25th percentile, a base salary of $325,500 was at the 50th percentile and a base salary of $352,000 was at the 75th percentile;

•

for positions comparable to the Senior Vice President, Executive Operations and Human Resources position, a base salary of $231,800 was at the 25th percentile, a base salary of $239,300 was at the 50th percentile and a base salary of $244,500 was at the 75th percentile; and

•

for positions comparable to the Vice President, Scientific Affairs position that Dr. Adourian held at such time, a base salary of $287,100 was at the 25th percentile, a base salary of $325,500 was at the 50th percentile and a base salary of $352,000 was at the 75th percentile.

In October 2012, Dr. Adourian, who was then our Vice President, Scientific Affairs, was promoted to be our Senior Vice President, Chief Scientific Officer. Using the Radford Report and information provided by our compensation consultants, the compensation committee agreed to increase Dr. Adourian’s base salary to $275,000, which was deemed to be at approximately the 25th percentile for Senior Vice President, Chief Scientific Officer positions.

Mr. Abdalian was hired in October 2012. Using the Radford Report and information provided by our compensation consultants, the compensation committee agreed to hire Mr. Abdalian at an initial base salary of $290,000, which was deemed to be at approximately the 50th percentile for Chief Financial Officer positions.

No Annual Bonus Awards Earned in 2012

In February 2013, the compensation committee determined that no bonuses will be paid to the named executive officers for fiscal year 2012 performance. Our named executive officers have bonus targets ranging from 35% to 50% of their base salaries. In addition to the corporate and individual goals established for fiscal 2012, the compensation committee also considered holistic business performance and total shareholder return in its decision making process. The compensation committee determined that, while the named executive officers were responsible for the achievement of certain of the 2012 corporate and individual performance goals, no bonuses would be paid with respect to 2012 performance, in light of the Company’s overall 2012 results, a continued focus on conserving cash for commercial operations and the Company’s stock price.

Stock Options Awarded in 2012

In January 2012, Mr. Bouvier was granted an option to purchase 725,675 shares of common stock as an inducement material to his acceptance of employment with us. This option vested as to 25% of the shares on January 9, 2013 and vests as to an additional 6.25% of the shares per quarter thereafter. Based on the composite compensation data from the Radford Report, this option grant was between the 50th percentile and 75th percentile of the range of option awards for other executives in similar positions, with similar responsibilities and in similarly-sized life sciences companies.

In January 2012, Dr. Muntendam was granted a performance-based option to purchase 100,000 shares of common stock as part of his retention compensation to transition into the role of our Executive Vice President, Chief Medical Officer. The option would have vested in its entirety, if at all, upon the achievement of the performance criteria on or before December 31, 2012. Because Dr. Muntendam resigned from the Company in June 2012, the option expired by its terms in June 2012.

In February 2012, the compensation committee approved stock option awards to our named executive officers in the following share amounts: Mr. Rogers — 35,000; Dr. Gordon – 30,000; Dr. Adourian — 40,000 and Ms. Rader — 30,000. All of these options vest 25% on the first anniversary of the date of grant and 6.25% per quarter thereafter. Based on the composite compensation data from the Radford Report, these option grants were made within the normal ranges for other executives in similar positions, with similar responsibilities and in similarly-sized life sciences companies.

In October 2012, Dr. Adourian was granted an option to purchase 40,000 shares of common stock in connection with his promotion to Senior Vice President, Chief Scientific Officer. This option vests 25% on the first anniversary of the date of grant and 6.25% per quarter thereafter. Based on the composite compensation data from the Radford Report, this option grant was made within the normal range of option awards for other executives in similar positions, with similar responsibilities and in similarly-sized life sciences companies.

In December 2012, Mr. Abalian was granted an option to purchase 140,000 shares of common stock in connection with the commencement of his employment with the Company in October 2012. This option vests as to 25% of the shares on October 18, 2013 and as to an additional 6.25% of the shares per quarter thereafter. Based on the composite compensation data from the Radford Report, this option grant was at approximately the 50th percentile of the market composite of option awards for other executives in similar positions, with similar responsibilities and in similarly-sized life sciences companies.

Consideration of 2012 Say-On-Pay Voting Results

The compensation committee, when reviewing and determining compensation policies and deciding upon compensation strategies for the named executive officers, considered the results of stockholder voting on the 2012 non-binding advisory vote to approve named executive officer compensation. With 88.6% of the votes cast approving the compensation program for our named executive officers, the compensation committee concluded that the Company’s stockholders were generally supportive of the Company’s executive compensation decisions and policies and that the Company would continue to adhere to such decisions and policies.

COMPENSATION COMMITTEE REPORT

The compensation committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Compensation Committee:

Noubar B. Afeyan, Ph.D.

Stelios Papadopoulos, Ph.D.

Brian S. Posner

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES

As a general matter, the Company’s compensation committee is familiar with and is responsible for reviewing and approving the Company’s compensation policies. The compensation committee assessed our compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment process included a thorough review of the Company’s compensation policies and practices, which primarily consist of awarding base salaries and cash or stock option bonuses to employees through the annual performance review process, particularly as such policies and practices apply to the achievement of corporate and individual goals that are taken into consideration in the payment of bonuses. The compensation committee determined that these practices do not encourage inappropriate risk-taking. In particular, because the Company is a development-stage company with limited commercial sales, the compensation committee concluded that the Company’s employees are not incentivized to take inappropriate risks to meet short-term goals such as quarterly earnings or sales projections. The compensation committee believes that there is sufficient Board of Directors and compensation committee oversight of the Company’s processes for compensation determinations to avoid the establishment of incentives that are materially adverse to the Company’s interests. In addition, management discussed our risk assessment process regarding our compensation programs with the compensation committee and the full Board of Directors, which agreed with management’s conclusion that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 2012, 2011 and 2010 to (1) our chief executive officer, (2) our former chief executive officer, (3) our chief financial officer, (4) our former chief financial officer and (5) our three other highest paid executive officers during 2012. We refer to these seven officers as our named executive officers.

Name and principal position	Year	Salary	Option awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Eric Bouvier(2)	2012	$400,000	$2,356,775	$—	$—	$2,756,775
President and Chief Executive Officer

Pieter Muntendam, M .D.(3)	2012	152,272	310,770	—	159,650	622,692
Former President and Chief Executive Officer	2011	305,000	848,536	108,500	—	1,262,036
	2010	290,000	57,696	123,250	—	470,946

Charles H. Abdalian, Jr. (4)	2012	58,795	117,628	—	—	176,423
Executive Vice President, Chief Financial Officer and Treasurer

Michael W. Rogers(5)	2012	253,208	170,842	—	231,750	655,800
Former Executive Vice President, Chief Financial Officer and Treasurer	2011	293,750	393,556	73,200	—	760,506
	2010	275,000	13,638	81,813	—	370,451

Anastasia Rader	2012	242,050	147,002	—	—	389,052
Senior Vice President, Executive Operations and Human Resources	2011	228,750	138,852	60,043	—	427,645
	2010	210,000	27,800	53,540	—	291,350

Aram Adourian, Ph.D.	2012	256,096	287,897	—		543,993
Senior Vice President, Chief Scientific Officer	2011	228,750	168,760	51,465	—	448,975
	2010	210,000	27,713	53,550	—	291,263

Neal F. Gordon, Ph.D.(6)	2012	257,500	146,729	—	128,750	532,979
Senior Vice President, Biomarker Discovery	2011	243,750	141,772	57,750	—	443,272
	2010	225,000	22,386	57,375	—	304,761

(1)	The value of each of the option awards was computed in accordance with ASC Topic 718 without consideration of forfeitures. Valuation assumptions are described in the notes to financial statements in our Annual Report on Form 10-K, which was filed on March 18, 2013. The incentive stock options generally have a 10-year term and the non-qualified stock options generally have an eight-year term and, in the aggregate, vest with respect to one-fourth of the shares of our common stock on the first anniversary of the grant date and quarterly thereafter until the fourth anniversary of the grant date as described under “— Grants of Plan-Based Awards Table” and “— Outstanding Equity Awards at Fiscal Year-End.”
(2)	Effective January 9, 2012, Mr. Bouvier was appointed President, Chief Executive Officer and Director, and accordingly, his salary for 2012 was based on an annual base salary of $400,000.
(3)	Effective January 9, 2012, Dr. Muntendam resigned as our President and Chief Executive Officer and became our Executive Vice President, Chief Medical Officer, and effective June 11, 2012, Dr. Muntendam resigned from the Company. Accordingly, his salary for 2012 was prorated based on an annual base salary of $319,300. The unvested portion of Dr. Muntendam’s option awards were forfeited. The amount reported under “All Other Compensation” for 2012 represents the six months of severance Dr. Muntendum received pursuant to his employment agreement.
(4)	Effective October 18, 2012, Mr. Abdalian was appointed Executive Vice President, Chief Financial Officer and Treasurer, and accordingly, his salary for 2012 was prorated based on an annual base salary of $290,000.

(5)	Effective October 17, 2012, Mr. Rogers, our former Executive Vice President, Chief Financial Officer and Treasurer was separated from the Company, and accordingly, his salary for 2012 was prorated based on an annual base salary of $309,000. The unvested portion of Mr. Roger’s options awards were forfeited. The amount reported under “All Other Compensation” for 2012 represents the nine months of severance Mr. Rogers received pursuant to his employment agreement.
(6)	Effective December 31, 2012, Dr. Gordon, our former Senior Vice President, Biomarker Discovery, was separated from the Company. In connection his separation, the unvested portion of Dr. Gordon’s option awards were forfeited. The amount reported under “All Other Compensation” for 2012 represents the six months of severance Dr. Gordon received pursuant to his employment agreement.

2012 Fiscal Year Grants of Plan-Based Awards

The following table presents information concerning target amounts for grants of non-equity awards for the fiscal year ended December 31, 2012 with respect to our named executive officers. We did not, however, grant any non-equity awards to our named executive officers for the fiscal year ended December 31, 2012. The following table also presents information concerning grants of equity awards that we made to our named executive officers for the fiscal year ended December 31, 2012. Unless otherwise indicated below, all grants of equity awards during the fiscal year ended December 31, 2012 listed below were made under the 2010 Employee, Director and Consultant Stock Plan.

Name and principal position	Grant date	Estimated future payouts under non-equity incentive plan awards		All other option awards: number of securities underlying options		Per share exercise or base price of option or stock awards	Grant date fair value of option awards(1)
Eric Bouvier	N/A	$200,000
President and Chief Executive Officer	1/9/2012			725,675	(2)	$5.17	$2,356,775

Pieter Muntendam, M.D.	N/A	159,650
Former President and Chief Executive Officer	1/9/2012			100,000	(3)	5.17	310,770

Charles H. Abdalian, Jr.	N/A	—	(7)
Executive Vice President, Chief Financial Officer and Treasurer	12/10/2012			140,000	(4)	1.33	117,628

Michael W. Rogers	N/A	123,600
Former Executive Vice President, Chief Financial Officer and Treasurer	2/22/2012			35,000	(5)	7.84	170,842

Anastasia Rader	N/A	84,718
Senior Vice President, Executive Operations and Human Resources	2/22/2012			30,000	(5)	7.84	147,002

Aram Adourian, Ph.D.	N/A	89,634
Senior Vice President, Chief Scientific Officer	2/22/2012			40,000	(5)	7.84	195,643
	10/4/2012			40,000	(6)	3.61	92,253

Neal F. Gordon, Ph.D.	N/A	90,125
Former Senior Vice President, Biomarker Discovery	2/22/2012			30,000	(5)	7.84	146,729

(1)	The value of option awards granted to our named executive officers was computed in accordance with ASC Topic 718 without consideration of forfeitures. Valuation assumptions are described in the notes to financial statements appearing in our Annual Report on Form 10-K, which was filed on March 18, 2013.

(2)	This option represents a non-qualified stock option which has a 10-year term. This option was granted as an inducement material to Mr. Bouvier’s acceptance of employment with us and was not granted under the 2010 Employee, Director and Consultant Stock Plan. This option vests as to 25% of the shares on January 9, 2013 and as to an additional 6.25% of the shares per quarter thereafter.
(3)	The stock option would have vested in its entirety, if at all, upon achievement of all of the retention goals before December 31, 2012.
(4)	This option represents an incentive stock option which has a 10-year term. This option vests as to 25% of the shares on October 18, 2013 and as to an additional 6.25% of the shares per quarter thereafter.
(5)	This option represents incentive and non-qualified stock options which have a 10-year term. This option vests as to 25% of the shares on February 22, 2013 and as to an additional 6.25% of the shares per quarter thereafter.
(6)	This option represents incentive and non-qualified stock options which have a 10-year term. This option vests as to 25% of the shares on October 4, 2013 and as to an additional 6.25% of the shares per quarter thereafter.
(7)	Because his employment began in October 2012, Mr. Abdalian was not eligible for the 2012 bonus.

Narrative Disclosure to Summary Compensation Table and 2012 Fiscal Year Grants of Plan-Based Awards Table

Employment Arrangements With Our Named Executive Officers

Eric Bouvier, Pharm.D. Effective as of January 9, 2012, we appointed Eric Bouvier as our President and Chief Executive Officer and entered into an employment agreement with him, which sets forth his compensation and certain other terms. Pursuant to his employment agreement, Mr. Bouvier will be paid an initial annual base salary of $400,000 and he will be eligible to receive an annual bonus of up to 50% of his annual base salary upon the achievement of specific milestones to be mutually agreed upon by the board and Mr. Bouvier. We have agreed to pay health insurance premiums and pension contributions to certain French health insurance and pension providers for so long as he is eligible for such health insurance and pension benefits. The employment agreement also provides that Mr. Bouvier is to receive a stock option to purchase 725,675 shares of our common stock as an inducement material to Mr. Bouvier’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4). The stock option was granted on January 9, 2012, the commencement date of his employment, at an exercise price of $5.17 per share, which was the closing price of our common stock on the NASDAQ Global Market on January 9, 2012. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on January 9, 2013 and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter, and contains certain acceleration provisions in the event of a change of control of the Company.

Mr. Bouvier is entitled to certain benefits in connection with a termination of his employment or a change of control discussed below under “— Potential Payments Upon Termination or Change of Control.”

Pieter Muntendam, M.D. We entered into a letter agreement with Dr. Muntendam, our former President and Chief Executive Officer, in December 2004. During 2012, Dr. Muntendam’s annual base salary was $319,300. Pursuant to the letter agreement, Dr. Muntendam had the opportunity to earn an annual performance bonus of up to 50% of his salary, based on achievement of a series of personal and corporate objectives that our Board of Directors and Dr. Muntendam define annually, and was also eligible to receive annual stock option grants based on our corporate performance. Effective January 9, 2012, Dr. Muntendam resigned as our President and Chief Executive Officer and became our Executive Vice President, Chief Medical Officer, and we entered into a new employment agreement with him, which set forth his compensation and certain other terms. Pursuant to this new employment agreement, Dr. Muntendam’s initial annual base salary was $310,000, and he was eligible to receive an annual bonus beginning in fiscal 2012 of up to 50% of his base salary upon the achievement of performance goals to be set by the compensation committee of the board on an annual basis. In addition, Dr. Muntendam was entitled to receive the following retention compensation provided that the compensation committee determined that he has achieved certain retention goals before December 31, 2012: (a) a cash payment equal to $150,000; and (b) a stock option to purchase 100,000 shares of our common stock, which stock option was granted on January 9, 2012 at an exercise price of $5.17 per share, which was the closing price of our common stock on the NASDAQ Global Market on January 9, 2012. The stock option would have vested in its entirety, if at all, upon the achievement of all of the retention goals before December 31, 2012. If Dr. Muntendam did not achieve the retention goals, the stock option would expire by its terms. Notwithstanding the foregoing, the cash payment would be made and the stock option would vest in its entirety, if a change of control (as defined in Dr. Muntendam’s employment agreement) occurred prior to December 31, 2012 and Dr. Muntendam’s employment was terminated for reasons other than for cause, disability or death subsequent to the change of control but prior to December 31, 2012. In addition, Dr. Muntendam’s new employment agreement provided that if his employment was involuntarily terminated for reasons other than for cause, disability, or death at any time, or he resigned his employment with the Company for any reason on or before December 31, 2012 (other than in anticipation of a termination by the Company for cause), he would be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to six (6) months of his then current annual base salary, which will be payable over six (6) months and (b) the payment equal to six (6) months of his health insurance premiums at the Company’s then normal rate of contribution. Receipt of these severance and benefits was subject to his execution of a separation agreement and his compliance with his non-competition, non-solicitation, confidentiality and intellectual property-related obligations to the Company. However, if Dr. Muntendam was entitled to payments and benefits pursuant to the Amended and Restated Change of Control Cash Severance Agreement dated August 1, 2007 by and between the Company and Dr. Muntendam, he would not have been entitled to the payments described in this paragraph. As a condition of employment, Dr. Muntendam had entered into a non-competition and non-solicitation agreement pursuant to which he had agreed not to compete with us for a period of twelve months after the termination of his employment.

Effective June 11, 2012, Dr. Muntendam resigned as our Executive Vice President and Chief Medical Officer. Dr. Muntendam was entitled to receive and received certain benefits in connection with his resignation discussed below under “— Potential Payments Upon Termination or Change of Control.”

Charles H. Abdalian, Jr. In connection with his appointment as Executive Vice President, Chief Financial Officer in October 2012, we entered into an employment agreement with Mr. Abdalian, setting forth Mr. Abdalian’s compensation and certain other terms. Pursuant to his employment agreement, Mr. Abdalian will be paid an annual base salary of $290,000 and he will be eligible to receive an annual bonus of up to 40% of his annual base salary upon the achievement of specific milestones to be mutually agreed upon by our Chief Executive Officer and Mr. Abdalian. The employment agreement also provides that Mr. Abdalian shall receive a stock option to purchase 140,000 shares of the Company’s common stock, to be granted at an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Market at the Company’s next regularly scheduled compensation committee meeting, which stock option was granted on December 10, 2012. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on the first anniversary of Mr. Abdalian’s start date and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter, and contains certain acceleration provisions in the event of a change of control of the Company. The agreement further provides that if his employment is involuntarily terminated for reasons other than for cause, disability, or death at any time, or he resigns his employment with the Company for any reason other than in anticipation of a termination by the Company for cause, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to nine (9) months of his original annual base salary, which will be payable over nine (9) months and (b) the payment equal to nine (9) months of his health insurance premiums at the Company’s then normal rate of contribution.

As a condition of his employment, Mr. Abdalian has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with us for a period of twelve months after the termination of his employment.

Mr. Abdalian is entitled to certain benefits in connection with a termination of his employment or a change of control discussed below under “— Potential Payments Upon Termination or Change of Control.”

Michael W. Rogers. We entered into a letter agreement with Mr. Rogers, our former Executive Vice President, Chief Financial Officer and Treasurer, on June 30, 2009. During 2012, Mr. Rogers’ annual base salary was $309,000. As a condition of employment, Mr. Rogers had entered into a non-competition and non-solicitation agreement pursuant to which he had agreed to not compete with us for a period of twelve months after the termination of his employment. Pursuant to his letter agreement, Mr. Rogers was guaranteed a minimum bonus payment of $24,000 for 2009 and had the opportunity to earn an annual performance bonus of up to 35% of his annual salary, based on the achievement of certain milestones that our Board of Directors and the President and Chief Executive Officer define annually. Mr. Rogers’ target bonus amount was subsequently increased to 40% of his annual salary.

Effective October 17, 2012, Mr. Rogers was separated from the Company. Mr. Rogers was entitled to receive and received certain benefits in connection with his separation discussed below under “— Potential Payments Upon Termination or Change of Control.”

Anastasia Rader. On January 7, 2013 Ms. Rader entered into a letter agreement reducing her pay by 40% to $145,230 based on an anticipated workweek of 24 hours. Hours worked in excess of 24 hours per week is compensated at $120 per hour. The letter agreement further provides that if her employment is involuntarily terminated for reasons other than for cause, disability, or death at any time, or she resigns her employment with the Company for any reason other than in anticipation of a termination by the Company for cause, she will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to six (6) months of her original annual base salary, which will be payable over six (6) months and (b) the payment equal to six (6) months of her health insurance premiums at the Company’s then normal rate of contribution.

Prior to entering into the letter agreement, except for her amended and restated change of control cash severance agreement described below under “— Potential Payments upon Termination or Change of Control”, Ms. Rader had no formal employment agreement with the Company.

As a condition of her employment, Ms. Rader has entered into a non-competition and non-solicitation agreement pursuant to which she has agreed not to compete with us for a period of twelve months after the termination of her employment.

Ms. Rader is entitled to certain benefits in connection with a termination of her employment or a change of control discussed below under “— Potential Payments Upon Termination or Change of Control.”

Aram Adourian, Ph.D. Dr. Adourian entered into a side letter agreement regarding terms and conditions of employment on October 17, 2012, setting forth Dr. Adourian’s compensation and certain other terms. Pursuant to his side letter agreement, Dr. Adourian will be paid an annual base salary of $275,000 and he will be eligible to receive an annual bonus of up to 35% of his annual base salary upon the achievement of specific milestones to be mutually agreed upon by our Chief Executive Officer and Dr. Adourian. The agreement also provides that Dr. Adourian shall receive a stock option to purchase 40,000 shares of the Company’s common stock, to be granted at an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Market at the Company’s next regularly scheduled compensation committee meeting, which stock option was granted on October 4, 2012. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on the first anniversary of this grant and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter, and contains certain acceleration provisions in the event of a change of control of the Company. The agreement further provided that if his employment is involuntarily terminated for reasons other than for cause, disability, or death at any time, or he resigns his employment with the Company for any reason other than in anticipation of a termination by the Company for cause, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to six (6) months of his original annual base salary, which will be payable over six (6) months and (b) the payment equal to six (6) months of his health insurance premiums at the Company’s then normal rate of contribution.

Prior to entering into the side letter agreement, except for his amended and restated change of control cash severance agreement described below under “— Potential Payments upon Termination or Change of Control”, Dr. Adourian had no formal employment agreement with the Company.

As a condition of his employment, Dr. Adourian has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with us for a period of twelve months after the termination of his employment.

Dr. Adourian is entitled to certain benefits in connection with a termination of his employment or a change of control discussed below under “— Potential Payments Upon Termination or Change of Control.”

Neal F. Gordon, Ph.D. We entered into a letter agreement with Dr. Gordon, our Senior Vice President, Biomarker Discovery, on January 1, 2009. During 2012, Dr. Gordon’s annual base salary was $257,500. Pursuant to his letter agreement, Dr. Gordon had the opportunity to earn an annual performance bonus of up to 25% of his annual salary, based on the achievement of certain milestones that our Board of Directors and the President and Chief Executive Officer define annually. Dr. Gordon’s target bonus amount was subsequently increased to 35% of his annual salary.

As a condition of employment, Dr. Gordon had entered into a non-competition and non-solicitation agreement pursuant to which he had agreed not to compete with us for a period of twelve months after the termination of his employment.

Effective December 31, 2012, in connection the strategic reorganization of the Company’s research and development department, Dr. Gordon was separated from the Company. Dr. Gordon was entitled to receive and received certain benefits in connection with his separation from the Company discussed below under “— Potential Payments Upon Termination or Change of Control.”

In addition, Dr. Gordon continues to provide consulting services to us. On January 1, 2013, we entered into a consulting agreement with Dr. Gordon for a maximum of 24 hours per week at a rate of $150 per hour to provide consulting services relating to product development transition activities. Dr. Gordon’s consulting arrangement is currently scheduled to end in April 2013.

Confidential Information and Assignment of Inventions Agreements

Each of our named executive officers has also entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2012. Unless otherwise indicated below, all stock options listed in the following table were granted under the 2001 Stock Option and Incentive Plan, as amended, or the 2010 Employee, Director and Consultant Stock Plan, which we refer to as the 2001 Plan and 2010 Plan, respectively.

Name and principal position	Number of Securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date
Eric Bouvier, Pharm.D.	—		725,675	(1)	$5.17	January 9, 2022
President and Chief Executive Officer

Charles H. Abdalian, Jr.	—		140,000	(2)	1.33	December 10, 2022
Executive Vice President, Chief Financial
Officer and Treasurer

Michael W. Rogers	230,412	(3)	—		7.50	June 30, 2017
Former Executive Vice President,	13,332	(3)	—		7.50	June 30, 2019
Chief Financial Officer and Treasurer	2,399		—		10.67	January 23, 2018
	23,623	(4)	—		7.96	June 30, 2021

Anastasia Rader	56,073		—		0.90	August 26, 2014
Senior Vice President, Executive Operations	28,036		—		0.90	December 8, 2015
and Human Resources	11,999		—		7.50	September 16, 2018
	5,999		—		7.50	January 23, 2019
	4,499		—		10.67	January 23, 2020
	9,993		16,658		7.96	June 30, 2021
	—		30,000	(5)	7.84	February 22, 2022

Aram Adourian, Ph.D.	28,036		—		0.90	April 15, 2014
Senior Vice President, Chief Scientific Officer	42,054		—		0.90	December 8, 2015
	43,199		—		7.50	September 16, 2018
	4,499		—		7.50	January 23, 2019
	4,874		—		10.67	January 23, 2018
	12,156	(6)	20,261	(6)	7.96	June 30, 2021
	—		40,000	(7)	7.84	February 22, 2022
	—		40,000	(8)	3.61	October 4, 2022

Neal F. Gordon, Ph.D.	58,437	(9)	—		7.50	January 23, 2017
Senior Vice President, Biomarker	39,998	(9)	—		7.50	January 23, 2019
Discovery	3,937		—		10.67	January 23, 2018
	10,212	(10)	—		7.96	June 30, 2021

(1)	Represents shares issuable upon exercise of a non-qualified stock option granted as an inducement material to Mr. Bouvier’s acceptance of employment with us and was not granted under the 2010 Plan or the 2001 Plan. In the aggregate, 25% of the total number of shares subject to these options vested on January 9, 2013 and the remainder vests 6.25% per quarter thereafter.
(2)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement. In the aggregate, 25% of the total number of shares subject to this option vests on October 18, 2013 and the remainder vests 6.25% per quarter thereafter.
(3)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement for an aggregate amount of 299,993 shares. Due to Mr. Rogers’ separation, the total number of shares for which these options were exercisable at December 31, 2012 was 243,744 shares and the remaining amount was forfeited.

(4)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement for an aggregate amount of 75,598. Due to Mr. Rogers’ separation from the Company, the total number of shares for which the option was exercisable at December 31, 2012 was 23,623 shares and the remaining amount was forfeited.
(5)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vests on February 22, 2013 and the remainder vests 6.25% per quarter thereafter.
(6)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vested on June 30, 2012 and the remainder vests 6.25% per quarter thereafter.
(7)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. the aggregate, 25% of the total number of shares subject to these options vests on February 22, 2013 and the remainder vests 6.25% per quarter thereafter.
(8)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vests on October 4, 2013 and the remainder vests 6.25% per quarter thereafter.
(9)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement for an aggregate amount of 104,997 shares. Due to Dr. Gordon’s separation from the Company, the total number of shares for which these options were exercisable at December 31, 2012 was 98,435 shares and the remaining amount was forfeited.
(10)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement for an aggregate amount of 27,233. Due to Dr. Gordon’s separation from the Company, the total number of shares for which these options were exercisable at December 31, 2012 was 10,212 shares and the remaining amount was forfeited.

Option Exercises and Stock Vested in 2012

The following table sets forth the value realized by our named executive officers from options to purchase common stock exercised by the named executive officers during 2012.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Pieter Muntendam, M.D.	420,550	$2,014,435
Former President and Chief Executive Officer
Aram Adourian, Ph.D.	7,009	35,606
Senior Vice President, Chief Scientific Officer

(1)	Amounts shown do not represent actual value realized from the sale of the shares acquired upon exercise of options because the shares were not sold on exercise but continue to be held by the named executive officer. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

We have a defined contribution retirement plan in which all employees are eligible to participate. Our plan is intended to qualify under Section 401(k) of the Internal Revenue Code so that contributions by employees and by us to our plan and income earned on plan contributions are not taxable to employees until withdrawn or distributed from the plan, and so that contributions, including employee salary deferral contributions, will be deductible by us when made. We do not currently provide matching contributions under this plan but may choose to do so in the future. We also contribute to medical, disability and other standard insurance for our employees. Our non-employee directors do not receive pension, retirement or similar benefits from us. We have in the past provided our employees severance payments for involuntary termination in an amount equal to two weeks per year of service, not to exceed 10 weeks, and expect to continue this practice in the future.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The compensation committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Potential Payments upon Termination or Change of Control

We have agreed to provide severance benefits and change of control arrangements to our current executives, as described below.

Eric Bouvier. Mr. Bouvier’s employment agreement provides that in the event that his employment is involuntarily terminated other than for cause, disability or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to nine (9) months of his then current annual base salary, which will be payable over nine (9) months and (b) the payment equal to nine (9) months of health insurance premiums at the Company’s then normal rate of contribution. Receipt of these severance and benefits is subject to the execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company. In addition, Mr. Bouvier’s employment agreement provides that if his employment is involuntarily terminated within twelve (12) months following the consummation of a change of control (as defined in Mr. Bouvier’s employment agreement) for reasons other than for cause, disability, or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve (12) months of his then current annual base salary, which will be payable over twelve (12) months, (b) the payment equal to twelve (12) months of health insurance premiums at the Company’s then normal rate of contribution, and (c) an additional twelve (12) months acceleration of his then outstanding options. As a condition of employment, Mr. Bouvier has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with the Company for a period of twelve months after the termination of his employment. Receipt of his severance and other termination benefits is subject to his execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company.

Pieter Muntendam, M.D. Dr. Muntendam resigned in June 2012. Pursuant to the terms of Dr. Muntendam’s letter agreement, and conditioned upon his execution of a separation agreement which contained, among other things, a general release of claims, Dr. Muntendam was entitled to and received severance pay equivalent to six months of his annual base salary.

We also had entered into an amended and restated change of control cash severance agreement with Dr. Muntendam, which became void upon his resignation.

Further, pursuant to the terms of certain of Dr. Muntendam’s option agreements, no acceleration of his options occurred as a result of his resignation, his vested options remained exercisable for three months following his resignation and his unvested options were forfeited.

Charles H. Abdalian, Jr. Mr. Abdalian’s employment agreement provides that in the event that his employment is involuntarily terminated other than for cause, disability or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to nine months of his then current annual base salary, which will be payable in periodic installments over that same period and (b) the payment equal to nine months of COBRA health insurance premiums at the Company’s then normal rate of contribution. In addition, Mr. Abdalian’s employment agreement provides that if his employment is involuntarily terminated within twelve months following the consummation of a change of control (as defined in Mr. Abdalian’s employment agreement) for reasons other than for cause, disability, or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve months of his then current annual base salary, which will be payable over twelve months, (b) the payment equal to twelve months of COBRA health insurance premiums at the Company’s then normal rate of contribution, and (c) an additional twelve months acceleration of his then outstanding options. As a condition of employment, Mr. Abdalian has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with the Company for a period of six months after the termination of his employment. Receipt of his severance and other termination benefits is subject to the execution by Mr. Abdalian of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company.

Michael W. Rogers. Mr. Rogers was separated from the Company in October 2012. Pursuant to the terms of Mr. Rogers’ letter agreement, and conditioned upon his execution of a separation agreement which contains, among other things, a full and general release of claims, Mr. Rogers was entitled to and received severance pay equivalent to nine months of his annual base salary and nine months of health benefit continuation at our normal rate of contribution for employees. Pursuant to the terms of Mr. Rogers’ option agreements, no acceleration of his options occurred as a result of his separation, his vested options remained exercisable for three months following his separation and his unvested options were forfeited.

Anastasia Rader. We have entered into an amended and restated change of control cash severance agreement with Ms. Rader. If Ms. Rader is not offered comparable employment with the successor upon a change of control, or she begins employment with the successor but resigns for good reason or is terminated without cause within twelve months following the change of control, then Ms. Rader has the right to receive a severance payment in an amount equal to six months of base salary then in effect, one-half of which is payable within thirty days following the triggering event and the balance upon the earlier of six months following the triggering event or her death. Ms. Rader also has the right to continuation of benefits then in effect for a period of six months following the triggering event. Pursuant to the terms of Ms. Rader’s option agreements, upon a change of control, Ms. Rader’s unvested options will accelerate by nine months.

Aram Adourian, Ph.D. We have entered into an amended and restated change of control cash severance agreement with Dr. Adourian. If Dr. Adourian is not offered comparable employment with the successor upon a change of control, or he begins employment with the successor but resigns for good reason or is terminated without cause within twelve months following the change of control, then Dr. Adourian has the right to receive a severance payment in an amount equal to six months of base salary then in effect, one-half of which is payable within thirty days following the triggering event and the balance upon the earlier of six months following the triggering event or his death. Dr. Adourian also has the right to continuation of benefits then in effect for a period of six months following the triggering event. Pursuant to the terms of Dr. Adourian’s option agreements, upon a change of control, Dr. Adourian’s unvested options will accelerate by nine months.

Neal F. Gordon, Ph.D. In connection with the strategic reorganization of the Company’s research and development department, Dr. Gordon was separated from the Company in December 2012. Pursuant to the terms of Dr. Gordon’s letter agreement, and conditioned upon his execution of a separation agreement which contains, among other things, a general release of claims, Dr. Gordon was entitled to and received severance pay, according to normal payroll installments, equivalent to six months of his annual base salary and six months of health benefit continuation. Pursuant to the terms of Dr. Gordon’s option agreements, no acceleration of his options occurred as a result of his separation, his vested options remained exercisable for three months following his separation and his unvested options were forfeited.

Each executive is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive from competing with us during the term of his or her employment and for twelve months after termination of employment. We believe that the severance and change of control packages for our executive officers are consistent with severance and change of control packages offered to executive officers of comparable companies as represented by compensation data we have reviewed.

Potential Payments Upon Termination or Change of Control

The following tables set forth, as of December 31, 2012, the quantitative estimates of the benefits that would have accrued to each of our named executive officers who remain currently employed by us in the event of their termination under certain circumstances or as a result of a change of control. In the case of our former executive officers Dr. Muntendam, Mr. Rogers and Dr. Gordon, whose employment with us ceased in 2012, the following tables set forth the amounts of the benefits to which these former executive officers were entitled as a result of their separation from the Company.

Eric Bouvier, President and Chief Executive Officer

Executive benefits and payments upon termination or change of control	Termination by the company without cause	Termination by the company without cause or by executive for good reason following change of control	Occurrence of a change of control without termination
Base salary	$300,000	$400,000	$400,000

Acceleration of vesting of equity	N/A	Twelve months acceleration of unvested options	Twelve months acceleration of unvested options

Number of stock options and value upon termination(1)	N/A	181,419 shares $0	181,419 shares $0

Post-termination benefits	$72,400	$96,533	$96,533

Total:	$372,400	$496,533	$496,533

(1)	Calculated based on a value of our common stock of $2.31 on December 31, 2012, less the applicable per share exercise price. At this price, Mr. Bouvier would receive no additional value from the acceleration of the vesting of stock options as the exercise price of his unvested options is $5.17 per share.

Pieter Muntendam, M.D., Former President and Chief Executive Officer

Executive benefits and payments upon resignation	Resignation
Base salary	$159,650

Acceleration of vesting of equity	N/A

Number of stock options and value upon resignation(1)	610,491 shares $2,014,435

Post-resignation benefits	$5,629

Total:	$2,179,714

(1)	Calculated based on a value of our common stock of $5.69 on June 11, 2012, the effective date of Dr. Muntendam’s resignation, less the exercise price of $0.90 per share of vested options to purchase 420,500 shares. At this price, Dr. Muntendam’s remaining vested stock options, which had exercise prices of $7.50 and $10.67 per share, had no value at his resignation. All of his unvested options were forfeited upon his resignation.

Charles H. Abdalian, Jr., Executive Vice President, Chief Financial Officer and Treasurer

Executive benefits and payments upon termination or change of control	Termination by the company without cause	Termination by the company without cause or by executive for good reason following change of control	Occurrence of a change of control without termination
Base salary	$217,500	$290,000	$290,000

Acceleration of vesting of equity	N/A	Twelve months acceleration of unvested options	Twelve months acceleration of unvested options

Number of stock options and value upon termination(1)	N/A	35,000 shares $34,300	35,000 shares $34,300

Post-termination benefits	$9,183	$12,244	$12,244

Total:	$226,683	$336,544	$336,544

(1)	Calculated based on a value of our common stock of $2.31 on December 31, 2012, less the applicable per share exercise price of $1.33 per share.

Michael W. Rogers, Former Executive Vice President, Chief Financial Officer and Treasurer

Executive benefits and payments upon separation	Separation by the company without cause
Base salary	$231,750

Acceleration of vesting of equity	N/A

Number of stock options and value upon separation(1)	269,766 shares $0

Post-separation benefits	$8,444

Total:	$240,194

(1)	Calculated based on a value of our common stock of $3.04 on October 17, 2012, less the applicable per share exercise price. At this price, Mr. Rogers’ vested stock options, which had exercise prices of $7.50, $7.96 and $10.67 per share, had no value at his separation. All of his unvested options were forfeited upon his separation.

Anastasia Rader, Senior Vice President, Executive Operations and Human Resources

Executive benefits and payments upon termination or change of control	Termination by the company without cause	Termination by the company without cause or by executive for good reason following change of control	Occurrence of a change of control without termination
Base salary	$121,025	$121,025	$242,050

Acceleration of vesting of equity	N/A	Nine months acceleration of unvested options	Nine months acceleration of unvested options

Number of stock options and value upon termination(1)	N/A	16,247 shares $0	16,247 shares $0

Post-termination benefits	$5,629	$5,629	$11,259

Total:	$126,654	$126,654	$253,309

(1)	Calculated based on a value of our common stock of $2.31 on December 31, 2012, less the applicable per share exercise price. At this price, Ms. Rader would receive no additional value from the acceleration of the vesting of stock options as the exercise prices of her unvested options are $7.84 and $7.96 per share.

Aram Adourian, Ph.D., Senior Vice President, Chief Scientific Officer

Executive benefits and payments upon termination or change of control	Termination by the company without cause or by executive with good reason or executive not offered comparable position following change of control	Occurrence of a change of control without termination or material adverse change in duties
Base salary	$137,500	$137,500

Acceleration of vesting of equity	Nine months acceleration of unvested options	Nine months acceleration of unvested options

Number of stock options and value upon termination(1)	16,551 shares $0	16,551 shares $0

Post-termination benefits	$5,834	$5,834

Total:	$143,334	$143,334

(1)	Calculated based on a value of our common stock of $2.31 on December 31, 2012, less the applicable per share exercise price. At this price, Dr. Adourian would receive no additional value from the acceleration of the vesting of stock options as the exercise prices of his unvested options are $7.50 and $7.96 per share.

Neal F. Gordon, Ph.D., Former Senior Vice President, Biomarker Discovery

Executive benefits and payments upon termination	Termination by the company without cause
Base salary	$128,750

Acceleration of vesting of equity	N/A

Number of stock options and value upon termination(1)	112,584 shares $0

Post-termination benefits	$5,834

Total:	$134,584

(1)	Calculated based on a value of our common stock of $2.31 on December 31, 2012, the date that Dr. Gordon was separated from the Company, less the applicable per share exercise price. At this price, Dr. Gordon’s vested stock options, which had exercise prices of $7.50, $7.96 and $10.67 per share, had no value at his separation. All of his unvested options were forfeited upon his separation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, with respect to Common Stock that may be issued under the Company’s existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,059,258(3)	$6.02	807,158(4)
Equity compensation plans not approved by security holders(2)	725,675	$5.17	—
Total	2,784,933	$5.80	807,158

(1)	Consists of the 2001 Stock Option and Incentive Plan (the “2001 Stock Plan”), the 2010 Employee, Director and Consultant Stock Plan (the “2010 Stock Plan”), and the 2010 Employee Stock Purchase Plan (the “2010 ESPP Plan”).
(2)	Consists of a stock option to purchase 725,675 shares of common stock granted to Mr. Bouvier, our President and Chief Executive Officer, pursuant to his employment agreement with us as an inducement material to Mr. Bouvier’s acceptance of his employment.
(3)	Consists of outstanding options to purchase 1,080,943 shares of the Company’s Common Stock under the 2001 Stock Plan and 978,315 shares of our Common Stock under the 2010 Stock Plan.
(4)	Consists of 668,874 shares of Common Stock available for future issuance under the 2010 Stock Plan and 138,284 shares of Common Stock available for issuance under the 2010 ESPP Plan. There are no shares of Common Stock available for future issuance under the 2001 Stock Plan. Shares under the 2010 Stock Plan may become the subject of future awards in the form of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock based awards. Only shares of Common Stock are issuable under the 2010 ESPP Plan. Under the 2010 ESPP Plan, each eligible employee may purchase a limited number of shares of the Common Stock of the Company two times each year (on May 15 and November 15) at a purchase price equal to 85% of the fair market value of the Common Stock on the first business day of the offering period or the last business day of the offering period, whichever is lower.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plan

As an inducement material to Mr. Bouvier’s acceptance of his employment as our President and Chief Executive Officer, Mr. Bouvier was granted a stock option to purchase 725,675 shares of common stock pursuant to his employment agreement with us. This stock option was not approved by our stockholders. The stock option was granted on January 9, 2012, the commencement date of his employment, at an exercise price of $5.17 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on January 9, 2012. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on January 9, 2013 and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter, and contains certain acceleration provisions in the event of a change of control of the Company.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.bg-medicine.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2012, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•

Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee and the Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the members constituting the Audit Committee on March 14, 2013, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Members of the BG Medicine, Inc. Audit Committee on

March 14, 2013:

Harrison M. Bains, Chair

Timothy Harris, Ph.D., D.Sc.

Brian S. Posner

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2012 were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of the transactions we have engaged in since January 1, 2012 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

Participation in Follow-on Underwritten Public Offering

In January 2013, we closed a follow-on underwritten public offering of 6,900,000 shares of our common stock at a price to the public of $2.00 per share, including an aggregate of 2,250,000 shares to the following directors and beneficial owners of more than five percent of our voting securities, and their affiliates:

Name	Number of Shares of Common Stock	Aggregate Purchase Price
Entities affiliated with Flagship Ventures(1)	2,000,000	$4,000,000
Stelios Papadopoulos(2)	250,000	500,000

(1)	Includes 75,000 shares of common stock purchased by AGTC Advisors Fund, L.P., 500,000 shares of common stock purchased by Applied Genomic Technology Fund, L.P., 1,050,000 shares of common stock purchased by Flagship Ventures Fund 2007, L.P., 125,000 shares of common stock purchased by NewcoGen Equity Investors LLC and 250,000 shares of common stock purchased by NewcoGen Group LLC. Noubar B. Afeyan, Ph.D., one of our directors, is affiliated with all entities affiliated with Flagship Ventures.
(2)	Dr. Papadopoulos is a director of the Company.

Investor Rights Agreement

In connection with the Series D redeemable convertible preferred stock financing, we entered into the Fourth Amended and Restated Investor Rights Agreement, dated as of July 10, 2008, with entities affiliated with Flagship; Gilde; Stelios Papadopoulos; Humana; Legg Mason; GE; SMALLCAP; and certain of our other stockholders. This agreement terminated upon our initial public offering, other than the portions relating to registration rights, which will continue in effect and entitle the holders of such rights to have us register their shares of our common stock for sale in the United States. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of our common stock included in any such registration under certain circumstances. We are generally required to pay all expenses incurred in connection with registrations effected in connection with the following rights, excluding underwriting discounts and commissions. The registration rights described below shall not apply to shares of common stock that are eligible to be sold by persons who are not affiliates of the company (as defined in Rule 144 of the Securities Act), and have not been affiliates of the company during the preceding three months, pursuant to Rule 144(b)(1) under the Securities Act.

Demand Rights. Any holder or holders who collectively hold registrable securities representing at least 40% of the registrable securities then outstanding shall have the right, exercisable by written notice, to have us prepare and file a registration statement under the Securities Act covering the registrable securities that are the subject of such request; provided, that we are not obligated to prepare and file a registration statement if neither Form S-3 nor another short form registration statement is available to us, unless the registrable securities that are the subject of such request have an expected aggregate offering price to the public of at least $1,000,000. Subject to the foregoing, the holders shall be permitted one demand registration. In addition, under certain circumstances, the underwriters, if any, may limit the number of shares of our common stock included in any such registration, and we may postpone or suspend the filing or effectiveness of such registration.

Piggyback Rights. If at any time we propose to register our common stock under the Securities Act, other than in a registration statement relating solely to sales of securities to participants in a dividend reinvestment plan, or Form S-4 or S-8 or any successor form or in connection with an acquisition or exchange offer or an offering of securities solely to our existing stockholders or employees, we are required to (i) give prompt written notice to all holders of registrable securities of our intention to effect such a registration and (ii) include in such registration all registrable securities which are permitted under applicable securities laws to be included in the form of registration statement we select and with respect to which we have received written requests for inclusion therein within 30 days after the receipt of our notice. We shall have the right to postpone or withdraw any such registration without obligation to any stockholder. In addition, under certain circumstances, the underwriters, if any, may limit the number of shares of our common stock included in any such registration.

Transactions with Principal Stockholders

On May 21, 2012, we issued 25,939 shares of our common stock to NewcoGen — PE LLC upon the net exercise of previously issued warrants to purchase shares of our common stock.

On August 20, 2012, we issued 21,537 shares of our common stock to NewcoGen — Elan LLC upon the net exercise of previously issued warrants to purchase shares of our common stock.

Agreements with Directors and Executive Officers

Please see “Executive Compensation” for additional information regarding compensation of our executive officers and directors.

We have entered into agreements with our named executive officers. For information regarding these agreements, please refer to the section entitled “Executive Compensation — Employment Arrangements With Our Named Executive Officers.” On November 3, 2011, we entered into a consulting agreement with our Executive Chairman, Stéphane Bancel. For information regarding this agreement, please refer to the section entitled “Management and Corporate Governance — Director Compensation.”

Our restated certificate of incorporation and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our directors and executive officers. These agreements provide that we will, among other things, indemnify and advance expenses to our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than five percent of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties, has or will have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. No related party transaction shall be entered into prior to the completion of these procedures.

The audit committee or its chairman, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that all of our directors other than Stéphane Bancel, our Executive Chairman, and Eric Bouvier, our President and Chief Executive Officer, are “independent directors” as defined by the applicable rules and regulations of NASDAQ.

PROPOSAL 1:

ELECTION OF DIRECTORS

On March 14, 2013, the Board of Directors nominated Timothy Harris, Ph.D., D.Sc. and Brian S. Posner for election at the annual meeting. The Board of Directors currently consists of seven members, classified into three classes as follows: Noubar Afeyan, Ph.D., Stelios Papadopoulos, Ph.D., and Harrison M. Bains constitute a class with a term ending in 2015; Stéphane Bancel and Eric Bouvier constitute a class with a term ending in 2014; and Timothy Harris, Ph.D., D.Sc., and Brian S. Posner constitute a class with a term which expires at the 2013 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted (i) to set the size of the Board of Directors at seven members and (ii) to nominate Timothy Harris, Ph.D., D.Sc. and Brian S. Posner for election at the 2013 annual meeting for a term of three years to serve until the 2016 Annual Meeting of Stockholders, and until their respective successors are elected and qualified. The Class III directors (Stéphane Bancel and Eric Bouvier) and the Class I directors (Noubar Afeyan, Ph.D., Stelios Papadopoulos, Ph.D., and Harrison M. Bains) will serve until the Annual Meetings of Stockholders to be held in 2014 and 2015, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Timothy Harris, Ph.D., D.Sc. and Brian S. Posner. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the votes cast for each nominee at the meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF TIMOTHY HARRIS, PH.D., D.SC. AND BRIAN S. POSNER AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2:

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2013. The Board proposes that the stockholders ratify this appointment. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2012. We expect that representatives of Deloitte & Touche LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2012 and December 31, 2011, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2012	2011
Audit fees(1):	$421,800	$302,263
Audit related fees(2):	—	73,790
Tax fees(3):	29,560	37,030
All other fees:	2,000	—
Total:	$453,360	$413,083

(1)	Audit fees consisted of audit work performed in the preparation of financial statements. The 2012 Audit fees represent a minimum amount that is subject to further discussion and negotiation.
(2)	Audit related fees consist of services provided in connection with the initial public offering.
(3)	Tax fees consist principally of assistance with matters related to tax compliance and reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking your advisory vote on our executive compensation arrangements. More specifically, we ask that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure of this proxy statement with respect to our named executive officers. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2013 annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement.”

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.bg-medicine.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2014 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 15, 2013. To be considered for presentation at the 2014 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than March 1, 2014 and no later than March 31, 2014. Proposals that are not received in a timely manner will not be voted on at the 2014 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, BG Medicine, Inc., 610 Lincoln Street North, Waltham, Massachusetts 02451.

Waltham, Massachusetts

April 23, 2013

BG MEDICINE, INC.

610 Lincoln Street North

Waltham, MA 02451

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2013

BG MEDICINE, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Charles H. Abdalian, Jr. and Anastasia Rader, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of BG Medicine, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders, to be held at 12:00 p.m. ET on June 12, 2013 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify below how you want your shares to be voted, this Proxy will be voted FOR the election of Directors in Proposal 1 and FOR Proposals 2 and 3.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote by telephone or Internet, please read the directions below.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect Timothy Harris, Ph.D., D.Sc. and Brian S. Posner as Class II Directors of the Company.

Timothy Harris, Ph.D., D.Sc.	☐ FOR	☐ WITHHOLD VOTE

Brian S. Posner	☐ FOR	☐ WITHHOLD VOTE

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR the election of Directors in Proposal 1 and FOR Proposals 2 and 3.

Change of Address – Please print new address below

☐        By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statement electronically via the Internet. I/We understand that the Company may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/we understand that I/we may revoke this consent to electronic access and delivery at any time.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date	Signature:	Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

YOUR VOTE IS IMPORTANT! YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET:

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24 HOURS A DAY, 7 DAYS A WEEK.

Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form. Follow the instructions at our Website Address:

www.evisionreports.com/bgmd

OR

VOTE BY PHONE:

CALL TOLL-FREE 1-800-690-6903

ON A TOUCH TONE TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK.

Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1, Election of Directors: To vote FOR ALL nominees, press 1, to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2, Ratification of Auditors: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 3, Vote on Executive Compensation: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

Press 1 to consent to view future Annual Reports and Proxy Materials for this account via the Internet.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OR

VOTE BY PROXY CARD:

Mark, sign and date your proxy card and return it promptly in the enclosed envelope to Vote Processing, c/o Broadridge Investor Communications, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THANK YOU FOR VOTING.

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